INDENTURE dated as of March 23, 1995 between Ultimate Electronics,
Inc., a Delaware corporation (the "Company") and Colorado National Bank, a national banking association, as trustee (the "Trustee").

         The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 10.25% First Mortgage Bonds due 2005 of the Company (the "Securities"):


                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01   DEFINITIONS.

         "Accounts" means the Cash Collateral Account and each Restoration Collateral Account.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise.

         "Agent" means any Registrar, Paying Agent or co-Registrar.

         "Appraisal Value" means, (i) as of any date of determination prior to March 31, 2000, the appraised Use Value of the Mortgaged Property and (ii) as of any date of determination on and after March 31, 2000, the appraised market value (as defined in 12 Code of Federal Regulations ss. 722.2, as the same may be modified, amended or superseded from time to time) of the Mortgaged Property, in each case as evidenced by a certificate of an independent appraiser and determined by an appraisal that, in the opinion of the appraiser, conforms to the guidelines set forth in the Uniform Standards of Professional Appraisal Practice, as adopted by the Appraisal Standards Board of the Appraisal Foundation; provided that any Appraisal Value determined prior to the completion of the improvements on the Mortgaged Property as certified by the Company to Trustee pursuant to Section 11.04 hereof shall include any amounts in the Accounts.

         "Assignment" means each Conditional Assignment of Construction Contract which may be executed and delivered by the Company pursuant to Section 4.15 hereof in substantially the form attached hereto as Exhibit C.

         "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

         "Business Day" means any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York or Denver, Colorado are authorized or obliged by law or executive order to close.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on the balance sheet in accordance with GAAP.

         "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

         "Cash Collateral Account" means the separate custodial account established and maintained by the Company with the Collateral Agent, subject to the security interest of the Trustee, for the benefit of the Holders pursuant to
Section 11.01.

         "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any commercial bank having, at the time of acquisition, capital and surplus in excess of $500,000,000 and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper rated A-1, at the time of acquisition, or the equivalent thereof by Moody's Investors Service or Standard & Poor's Rating Group and in each case maturing within six months after the date of acquisition.

         "Change of Control" means the occurrence of any of the following: (i) the sale, lease or transfer, in one of a series of related transactions, of all of substantially all of the Company's assets, other than in connection with a merger or consolidation, to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than to the Principals or their Related Parties (as defined below); (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iii) any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than the Principals and their Related Parties) becomes the "beneficial owner" (as defined in Rules 13d-d and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only upon the passage of time, upon the happening of an event or otherwise) of more than 50% of the voting power of the voting stock of the Company; (iv) any Person or group (other than the Principals and their Related Parties) becomes the "beneficial owner" of more of the voting power of the voting stock of the Company than the Principals and their Related Parties or (v) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors. For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting stock of the Company shall be deemed to be a transfer of such portion of such voting stock as corresponds to the portion of the equity of such entity that has been so transferred.

         "Collateral" means the property and assets, now owned or hereafter acquired, of the Company, subject to the Liens created by this Indenture and the Collateral Documents.

         "Collateral Agent" means Colorado National Bank as collateral agent with respect to the accounts and any successor thereto, or any other person appointed by the Trustee as a collateral agent hereunder.

         "Collateral Documents" means, collectively, the Deed of Trust, each Assignment and any other agreement, instrument, financing statement or other document that evidences, sets forth or limits the Lien of the Trustee in the Collateral.

         "Company" means Ultimate Electronics Inc., a Delaware corporation, until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter means such successor.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary thereof, (ii) the Net Income of any Person that is a Subsidiary (other than a Subsidiary of which at least 80% of the capital stock having ordinary voting power for the election of directors or other governing body of such Subsidiary is owned by the referent Person directly or indirectly through one or more Subsidiaries) shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary thereof, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

         "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

         "Consolidated Total Capitalization" means the sum of the Company's Consolidated Net Worth and Total Funded Indebtedness.

         "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of the Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 or such other address as the Trustee may give notice to the Company.

         "Credit Agreement" means that certain Credit Agreement, as amended, dated as of September 20, 1994, by and between the Company and Norwest Bank Colorado, National Association, providing for up to the lesser of $15 million or 50% of inventory of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

         "Deed of Trust" means the Deed of Trust, Assignment of Rents and Security Agreement, dated as of March 23, 1995 in substantially the form attached hereto as Exhibit B, as the same may be amended, supplemented or modified from time to time in accordance with its terms or the terms of the Indenture.

         "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to January 31, 2005.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

         "Force Majeure" means war, civil disturbance, riot, fire, flood, casualty, strikes, lockouts, labor disputes, compliance with or other action taken to carry out the intent or purpose of any act, law, rule, regulation, order or decree of any governmental agency, any department or subdivision thereof or any court or other judicial or quasi-judicial body, or any other emergency, cause or event beyond the reasonable control of the Company.

         "Funded Indebtedness" means (i) all Indebtedness of the Company and its Subsidiaries maturing by its terms more than one year after the date as of which such amount is being determined, or which is renewable or extendable for such period at the option of the Company or any such Subsidiary (other than intercompany Indebtedness between or among the Company and any of its Wholly Owned Subsidiaries) and (ii) any preferred stock issued by the Company or any of its Subsidiaries, to the extent set forth on the balance sheet of the Company or any of its Subsidiaries, prepared in accordance with GAAP.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

         "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

         "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such person prepared in accordance with GAAP, as well as indebtedness of others secured by a Lien or any asset of such Person (whether or not such indebtedness is assumed by such person) and to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Mortgaged Property" means the Collateral subject to the Liens created by the Deed of Trust.

         "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any asset sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), or (b) the disposition of any securities or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries, and (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any indebtedness.

         "Officer" means any of the Chairman of the Board, the President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice-President of the Company.

         "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the principal executive officer, principal financial officer or principal accounting officer of the Company.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

         "Pearse Family Trusts" means

                  1992 William James Pearse, III Trust No. 1
                  Alan E. Kessock, Trustee

                  1992 William James Pearse, III Trust No. 2
                  Alan E. Kessock, Trustee

                  1992 Megan Pearse, Trust No. 1
                  Alan E. Kessock, Trustee

                  1992 Megan Pearse, Trust No. 2
                  Alan E. Kessock, Trustee

                  1992 Bradford Pearse, Trust No. 1
                  Alan E. Kessock, Trustee

                  1992 Bradford Pearse, Trust No. 2
                  Alan E. Kessock, Trustee

         "Permitted Encumbrances" means (i) Liens on the Collateral created by the Collateral Documents, (ii) mechanics', materialmen's, suppliers' or contractors' Liens arising in the ordinary course of business, as long as the Company complies with the provisions of the Collateral Documents relating to the removal of such Liens, (iii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent and (iv) other Liens expressly permitted by the Collateral Documents.

         "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Principal Operations Office of Trustee" shall be at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may give notice to the Company.

         "Principals" means Williams J. Pearse and Barbara A. Pearse.

         "property" means any right, or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible, intangible, contingent, indirect or direct.

         "Related Party" means, as to any Principal, (a) any spouse of such Principal, (b) any child of such Principal, (c) each of the Pearse Family Trusts (including any trustee thereof acting in his or her capacity as such), (d) any trust (including any trustee thereof acting in his or her capacity as such), corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or any Person described in clauses (a) or (b) above or (e) any estate of such Principal or any Persons described in clauses (a) or (b) above (including any executor, administrator or personal representative thereof acting in his or her capacity as such).

         "Restoration Collateral Account" means a separate custodial account which may be established and maintained by the Company with the Collateral Agent, subject to the security interest of the Trustee, for the benefit of the Holders pursuant to Section 11.01 and the Deed of Trust.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the United States Securities Act of 1933, as amended.

         "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03 hereof.

         "Total Indebtedness" means (i) Funded Indebtedness, excluding therefrom any Funded Indebtedness under revolving credit facilities, (ii) an amount equal to the lowest average outstanding balance (excluding letters of credit) for any 30 consecutive days under all revolving credit facilities of the Company or its Subsidiaries for the four full fiscal quarters immediately preceding the date of determination and (iii) an amount equal to 50% of the lowest average outstanding obligations for any 30 consecutive days under letters of credit issued or guaranteed by the Company or its Subsidiaries for the four full fiscal quarters immediately preceding the date of determination.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Trust Officer" means any Senior Vice President, Vice President, Assistant Vice President, Secretary or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "U.S. Government Obligations" means direct obligations of the United States of America, or any agency or instrumentality thereof, for the payment of which the full faith and credit of the United States of America is pledged.

         "Use Value" means the value that a specific property has for a specific use, without regard to such property's highest and best use or the monetary amount that might be realized upon its sale.

         "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such person or by one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02.  OTHER DEFINITIONS.

                                                                 Defined in
     Term                                                         Section

        "Affiliate Transaction"..............................      4.09
        "Bankruptcy Law".....................................      6.01
        "Change of Control Date".............................      4.11
        "Change of Control Offer"............................      4.11
        "Change of Control Payment Date".....................      4.11

        "covenant defeasance"................................      8.01
        "Custodian"..........................................      6.01
        "defeasance trust"...................................      8.02
        "Event of Default"...................................      6.01
        "legal defeasance"...................................      8.01
        "Legal Holiday"......................................     12.07
        "Paying Agent".......................................      2.03
        "Project Disbursement"...............................     11.02
        "Project Disbursement Date"..........................     11.02
        "Payment Default"....................................      6.01(5)
        "Registrar"..........................................      2.03
        "Restricted Payments"................................      4.07
        "Securities".........................................
        preface
        "Securities Register"................................      2.03


SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Securities;

         "indenture security holder" means a Holder;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee;

         "obligor" on the Securities means the Company and any successor obligor.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.  RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

         (1) a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (3) "or" is not exclusive;

         (4) words in the singular include the plural, and in the plural include the singular;

         (5) the male, female and neuter genders include one another; and

         (6) provisions apply to successive events and transactions.


                                    ARTICLE 2
                                 THE SECURITIES

SECTION 2.01.  FORM AND DATING.

         The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto which is incorporated in and made a part of this Indenture. Subject to Section 2.07 hereof, the Securities shall be in an aggregate principal amount of $13,000,000. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject or usage. Each Security shall be dated the date of its authentication. The Securities shall be issued in principal denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         Subject to the terms and conditions of this Indenture, payment of the principal of and any interest on any Security, as the case may be, shall be made to the Holder thereof.

SECTION 2.02.  EXECUTION AND AUTHENTICATION.

         Two Officers shall sign the Securities for the Company by manual or facsimile signature.

         If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

         A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Security has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Securities shall be substantially as set forth in Exhibit A hereto.

         The Trustee, upon a written order of the Company signed by an Officer of the Company shall authenticate Securities for original issue up to an aggregate principal amount as stated in Section 2.01 hereof. Thereafter, upon such an order, the Trustee shall authenticate Securities as provided herein. The aggregate principal amount of Securities outstanding at any time may not exceed such amount except as provided in Section 2.07.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

SECTION 2.03.  REGISTRAR AND PAYING AGENT.

         The Company shall maintain (i) an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and (ii) an office or agency where Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange (the "Securities Register"). The Company may appoint one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-Registrar without notice to any Holder. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar, except that for purposes of Articles 3 and 8 and Section 4.11 neither the Company nor any of its Subsidiaries shall act as Paying Agent.

         The Company initially appoints the Trustee as Registrar and Paying Agent and agent for service of notices and demands in connection with the Securities.

SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money delivered to the Trustee. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders or the Trustee all money held by it as Paying Agent.

SECTION 2.05.  HOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.06.  TRANSFER AND EXCHANGE.

         When Securities are presented to the Registrar or a co-Registrar with a request to register, transfer or exchange them for an equal principal amount of Securities of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, however, that any Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Securities at the Registrar's request, subject to such rules as the Trustee may reasonably require.

         Neither the Company nor the Registrar shall be required (i) to issue, register the transfer of or exchange Securities during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Securities for redemption under Section 3.02 and ending at the close of business on the day of selection, (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) to register the transfer or exchange of a Security between a record date and the next succeeding interest payment date.

         No service charge shall be made to any Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06 or 9.05 hereof, which charges shall be paid by the Company).

         Prior to due presentment for registration of transfer or exchange of any Security, either the Trustee, any Agent, or the Company may deem and treat the person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

SECTION 2.07.  REPLACEMENT SECURITIES.

         If any mutilated Security is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee shall authenticate (upon receipt of a written order of the Company signed by two Officers instructing it to do so) a replacement Security if the Trustee's requirements for replacements of Securities are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Security is incorrectly replaced. The Company and the Trustee may charge for their expenses in replacing a Security.

         Every replacement Security is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

SECTION 2.08.  OUTSTANDING SECURITIES.

         The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

         If a Security is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

         If the principal amount of any Security is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If a Paying Agent holds, on a redemption date, repurchase date or maturity date, money sufficient to pay Securities payable on that date, then on and after that date such Securities shall be deemed no longer outstanding and shall cease to accrue interest.

         Except as set forth in Section 2.09 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

SECTION 2.09.  TREASURY SECURITIES.

         In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any Affiliate of the Company shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Trust Officer knows to be so owned shall be so considered.

SECTION 2.10.  TEMPORARY SECURITIES.

         Until final certificates representing Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of the Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate (upon receipt of a written order in accordance with Section 2.02 hereof) final Securities in exchange for temporary Securities if any are issued. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as final Securities.

SECTION 2.11.  CANCELLATION.

         The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and, unless otherwise directed by the Company, shall destroy cancelled Securities. The Company may not issue new Securities to replace Securities that they have redeemed or paid or delivered to the Trustee for cancellation.

SECTION 2.12.  DEFAULTED INTEREST.

         If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Securities and in Section 4.01 hereof. The Company shall promptly fix each such special record date and payment date and if the Company does not promptly fix any such special record date and payment date the Trustee may fix such dates. At least 15 days before any such special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.  RECORD DATE.

         The Company may fix a record date for purposes of determining the identity of Holders entitled to vote or consent to any action authorized or permitted under this Indenture. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such vote or consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.05 or (ii) such other date as the Company shall designate.

                                    ARTICLE 3
                       REDEMPTIONS AND OFFERS TO PURCHASE

SECTION 3.01.  NOTICES TO TRUSTEE.

         Pursuant to Sections 4.4 and 4.8 of the Deed of Trust, in the event of a casualty or condemnation affecting the Mortgaged Property, the Company may elect, or may be required, to redeem all or a portion of the Securities. If the Company elects, or is required, to redeem Securities pursuant to the Deed of Trust or the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date (unless a shorter notice period shall be satisfactory to the Trustee), an Officers' Certificate setting forth (i) the Section of this Indenture and/or the Deed of Trust pursuant to which the redemption shall occur,
(ii) the redemption date, (iii) the principal amount of Securities to be redeemed, and (iv) the redemption price and (v) certification as to the Company's compliance with any restrictions on and conditions to such redemption set forth in the Deed of Trust and this Indenture.

         If the Company is required to make an offer to purchase Securities pursuant to the provisions of Section 4.11, it shall furnish to the Trustee, at least 30 days before the scheduled purchase date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the offer to purchase shall occur, (ii) the offer's terms, (iii) the purchase price, (iv) the principal amount of the Securities to be purchased and (v) a statement to the effect that a Change of Control has occurred.

         If the Company elects to reduce the principal amount of Securities to be redeemed pursuant to the mandatory redemption provisions of Section 3.08 hereof by crediting against any such redemption Securities it has not previously delivered to the Trustee for cancellation, at least 45 days but not more than 60 days before a redemption date, it shall notify the Trustee of the amount of the reduction and shall deliver the Securities to be credited with the Officers' Certificate referred to in Section 3.08 hereof.

SECTION 3.02.  SELECTION OF SECURITIES TO BE REDEEMED OR PURCHASED.

         If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal and stock exchange requirements). In the event of partial redemption, other than pro rata, the particular Securities to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Securities not previously called for redemption.

         The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities and portions of them selected shall be in principal amounts of $1,000 or whole multiples of $1,000; except that if all of the Securities of a Holder are to be redeemed, the entire outstanding principal amount of Securities held by such Holder shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03.  NOTICE OF REDEMPTION.

         At least 30 days but not more than 60 days before a redemption date, the Company shall mail, by first class mail, a notice of redemption to each Holder whose Securities are to be redeemed at its registered address.

         The notice shall identify the Securities to be redeemed and shall state:

         (1) the redemption date;

         (2) the redemption price;

         (3) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date upon surrender of such Security, a new Security of the same series in principal amount equal to the unredeemed portion will be issued;

         (4) the name and address of the Paying Agent;

         (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (6) that, unless the Company defaults in making such redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date;

         (7) the paragraph of the Securities and/or Section of this Indenture and/or Deeds of Trust pursuant to which the Securities called for redemption are being redeemed; and

         (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least five Business Days prior to the date such notice is to be given, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Securities called for redemption become due and payable on the redemption date at the redemption price. On and after the redemption date, unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Securities or portions of them called for redemption and all rights of Holders of such Securities will terminate except for the right to receive the redemption price.

SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE.

         At least one Business Day before the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money in immediately available funds sufficient to pay the redemption price of and, if applicable, accrued interest on all Securities to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Securities to be redeemed.

         If the Company complies with the provisions of the preceding paragraph, interest on the Securities or the portions of Securities to be redeemed will cease to accrue on the applicable redemption date, whether or not such Securities are presented for payment. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, from the redemption date until such unpaid interest is paid, in each case at the rate provided in the Securities and in Section 4.01 hereof.

SECTION 3.06.  SECURITIES REDEEMED IN PART.

         Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.07.  OPTIONAL REDEMPTION.

         From and after March 31, 2000, the Securities may be redeemed at the option of the Company in whole or in part, upon not less than 30 nor more than 60 days' written notice, at 100% of principal amount, plus accrued and unpaid interest thereon to the applicable redemption date.

         Any redemption pursuant to this Section 3.07 shall be made, to the extent applicable, pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.08.  MANDATORY REDEMPTION.

         The Securities are subject to mandatory redemption by the Company on January 31 in each of the years 2002, 2003, 2004 and 2005. The Company will redeem $3,250,000 principal amount of Securities on each such date at a redemption price equal to 100% of the aggregate principal amount thereon plus accrued interest to the date of redemption.

         Mandatory redemptions shall be made by depositing immediately available funds sufficient therefor with the Paying Agent one Business Day prior to January 31 in each of the years 2002, 2003, 2004 and 2005. Mandatory redemptions shall be made by the Trustee in the manner set forth in Section 3.02 hereof and notice shall be made by the Company in the manner set forth in Section 3.03 hereof.

         In satisfaction of all or part of any future mandatory redemptions with respect to Securities, the Company may elect to credit against such redemptions an amount equal to 100% of the principal amount of any Securities that the Company has acquired (otherwise than pursuant to this Section 3.08 or 4.11 hereof or pursuant to the Deed of Trust) and delivered to the Trustee for cancellation and not previously applied as a credit against any mandatory redemption payments. Securities shall be applied pro rata based upon the principal amount to be redeemed or paid on each mandatory redemption payment date or the maturity date, against (a) all mandatory redemption payments to be made in such year and in all subsequent years and (b) the principal payment due under this Indenture and the Securities upon maturity thereof as provided in the Officers' Certificate described in the next sentence. The Company shall, no later than December 15 in the year prior to the year in which the mandatory redemption payment is required, provide the Trustee with an Officers' Certificate stating that (i) the application of such Securities to the mandatory redemption payment complies with the provisions of this Section 3.08 and stating
(ii) the aggregate principal amount of Securities to be credited against mandatory redemption payments and (iii) the principal amount of such Securities to be credited to the next mandatory redemption payment and to all subsequent mandatory redemption payments due on the Securities, and the Company shall deliver the Securities that are to be so credited to the Trustee with such Officers' Certificate (if not previously delivered to the Trustee for cancellation) for retention and credit in accordance with such Officers' Certificate.

                                    ARTICLE 4
                                    COVENANTS

SECTION 4.01.  PAYMENT OF SECURITIES.

         The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. Principal and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary of the Company, holds on that date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal and interest then due.

         The Company shall pay interest (including post-petition interest) on overdue principal at the interest rate on the Securities to the extent lawful; the Company shall pay interest (including post-petition interest) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY.

         The Company will maintain in the Denver metropolitan area an office or agency (which may be an office or agency of the Trustee, Registrar or co-Registrar) where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such notices and demands may be made or served at the Corporate Trust Office of the Trustee and such presentations and surrenders may be made or served at the Principal Operations Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03.  REPORTS.

         (a) So long as any of the Securities remain outstanding, the Company shall file with the Trustee within 15 days after the filing thereof with the SEC copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rule and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, other than those documents or reports filed with the SEC on a confidential basis. All obligors on the Securities shall comply with the provisions of TIA ss. 314(a). If the Company is at any time not required to file annual or quarterly reports pursuant to Section 13 or 15(d) of the Exchange Act, the Company will file with the Trustee, within 15 days after the last date on which it would have been required to make such a filing with the SEC, audited annual financial statements or unaudited quarterly financial statements, as the case may be. Such financial statements shall be accompanied by a Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company for the period reported upon in substantially the form required under the rules and regulations of the SEC, or any successor form of similar disclosure then required under the rules and regulations of the SEC and, with respect to the annual information only, a report thereon by the Company's independent accountants. Each of such reports will be prepared in accordance with GAAP. The Company also shall file with the Trustee, within 15 days after the last date on which it would have been required to make such a filing with the SEC, all reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

         (b) The Trustee, at the Company's expense, will promptly mail copies of such annual reports, information, documents and other reports filed with the Trustee pursuant to Section 4.03(a) to the Holders at their addresses appearing in the register of Securities maintained by the Registrar.

         (c) If the Company is not required to file such annual reports, information, documents and other reports with the SEC, the Company shall, after the dates for filing set forth above, promptly upon written request make copies of such annual reports, information, documents and other reports available to prospective purchasers of the Securities, and to securities analysts and broker-dealers upon their request.

         (d) The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to the Holders under this Section 4.03.

SECTION 4.04.  COMPLIANCE CERTIFICATE.

         (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Company and its Subsidiaries has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that, to the best of his or her knowledge, each of the Company and its Subsidiaries has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each of the Company and its Subsidiaries is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities are prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of
Section 4.01, 4.07, 4.08, 4.09, 4.10 or 4.11 hereof or of Article 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any person for any failure to obtain knowledge of any such violation.

         (c) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (i) any Default or Event of Default or (ii) any event of default under any other mortgage, indenture or instrument which with the passage of time or giving of notice would be a Default or an Event of Default under Section 6.01(5) hereof, an Officers' Certificate specifying such Default, Event of Default or event of default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.  TAXES.

         The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency, all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

SECTION 4.06.  [INTENTIONALLY DELETED]


SECTION 4.07.  LIMITATION ON RESTRICTED PAYMENTS.

         Subject to the other provisions of this Section 4.07, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:

         (i) declare or pay any dividend or make any distribution on account of the Company's Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any wholly owned Subsidiary of the Company); or

         (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Subsidiary or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any wholly owned Subsidiary of the Company); (all such payments and other actions set forth in clauses (i) and (ii) above being collectively referred to as "Restricted Payments"), unless at the time of such Restricted Payment:

        (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

        (b) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the date of the Indenture, is less than the sum of (X) 50% of the Consolidated Net Income of the Company subsequent to January 31, 1995 (or, if such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus (Y) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the date of this Indenture of Equity Interests of the Company, or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock).

        Notwithstanding the foregoing, the provisions of this Section 4.07 will not prohibit:

               (1) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of the Indenture;

               (2) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock);

               (3) the declaration and payment of any dividend on preferred stock issued by the Company pursuant to the instrument creating or evidencing such indebtedness; provided that the preferred stock on which such dividend shall be paid was issued in compliance with Section 4.08 hereof; and

               (4) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of the Indenture; provided, however, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $500,000 in any twelve-month period, which amounts shall accrue yearly if not paid out in any twelve-month period, plus the aggregate cash proceeds received by the Company during such twelve month period from any reissuance of Equity Interests by the Company to members of management of the Company and its Subsidiaries; and no Default or Event of Default shall have occurred and be continuing immediately after such transaction.

         Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the above described covenant relating to "Restricted Payments" were computed, which calculations may be based upon the Company's latest available financial statements.

SECTION 4.08.  LIMITATION ON ADDITIONAL FUNDED INDEBTEDNESS.

         The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to (collectively, "incur" and correlatively, an "incurrence" of) any Funded Indebtedness if the ratio of Total Funded Indebtedness to Consolidated Total Capitalization exceeds .60 to 1.0 for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Funded Indebtedness is incurred, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if the additional Funded Indebtedness had occurred at the end of such four-quarter period.

SECTION 4.09.  LIMITATION ON TRANSACTIONS WITH AFFILIATES.

         The Company will not, and will not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated person; provided that an Affiliate Transaction shall be deemed to be on terms no less favorable to the Company or such Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person if the transaction has been approved by a resolution adopted by the Board of Directors with the favorable vote of a majority of the Company's directors who have no financial or other material interest in the transaction; provided, further, that (i) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business; (ii) transactions between or among the Company and/or its Subsidiaries and (iii) transactions permitted by Section 4.07 hereof, in each case, shall not be deemed Affiliate Transactions.

SECTION 4.10.  LIMITATION ON LIENS.

         The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien on all or any portion of the Collateral which is senior to or pari passu with the Liens on the Collateral created by the Collateral Documents, other than Permitted Encumbrances.

SECTION 4.11.  CHANGE OF CONTROL.

         Following the occurrence of any Change of Control, the Company shall notify the Holders in writing of such occurrence and shall make an offer to purchase (as the same may be extended in accordance with applicable law, the "Change of Control Offer") all then outstanding Securities at a price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase. Within 10 days following any Change of Control, the Company shall mail a notice to each Holder, with a copy to the Trustee and the Paying Agent, with the following information: (a) a Change of Control Offer is being made pursuant to this Section and all Securities properly tendered pursuant to such Change of Control Offer will be accepted for payment;
(b) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed, except as may be otherwise required by applicable law (the "Change of Control Payment Date");
(c) any Security not properly tendered will remain outstanding and continue to accrue interest; (d) unless the Company defaults in the payment of the Change of Control Payment, all Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (e) Holders electing to have any Securities purchased pursuant to a Change of Control Offer will be required to surrender the Securities, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Securities completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (f) Holders will be entitled to withdraw their tendered Securities and their election to require the Company to purchase the Securities provided that the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities tendered for purchase, and a statement that such Holder is withdrawing his tendered Securities and his election to have such Securities purchased; and (g) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

         The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that a Change of Control occurs and the Company is required to repurchase the Securities pursuant to this Section 4.11.

         On the Change of Control Payment Date, the Company will, to the extent permitted by law, (x) accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (y) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Securities or portions thereof so tendered and (z) deliver, or cause to be delivered, to the Trustee for cancellation the Securities so accepted together with an Officers' Certificate stating that such Securities or portions thereof have been tendered to and purchased by the Company. The Paying Agent shall promptly mail to each Holder of Securities so accepted for payment a check in an amount equal to the aggregate purchase price of the Securities purchased by the Company from such Holder, and the Trustee shall promptly authenticate and mail to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided, however, that each such new Security shall be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

SECTION 4.12.  PAYMENTS FOR CONSENT.

         Neither the Company nor any of its Subsidiaries shall directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the

Securities unless such consideration is offered to be paid or agreed to be paid to all holders of the Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.13.  MAINTENANCE OF INSURANCE.

         Until the Securities have been paid in full, the Company shall, and shall cause its Subsidiaries, to maintain insurance with responsible carriers against such risks and in such amounts as is customarily carried by similar businesses with such deductibles, retentions, self insured amounts and coinsurance provisions as are customarily carried by similar businesses of similar size, including, without limitation, property and casualty loss. Notwithstanding the foregoing, customary insurance coverage for the purposes of the Indenture shall include the following: (i) casualty insurance on the Mortgaged Property in an amount at least equal to the principal amount of the Securities from time to time outstanding and (ii) business interruption insurance on the Mortgaged Property (so long as such Mortgaged Property is subject to the Liens created by the Collateral Documents). With respect to the insurance described in clauses (i) and (ii) of this Section 4.13, the Company shall provide satisfactory evidence of such insurance to the Trustee prior to the anniversary or renewal date of each such policy, which certificate shall expressly state such expiration date for each policy listed. All insurance under this provision covering Mortgaged Property shall name the Trustee as an additional insured or mortgagee under a standard mortgagee clause, as applicable. All such insurance shall be issued by carriers having an A.M. Best & Company, Inc. rating of A- or higher and a financial size category of not less than XII, or if such carrier is not rated by A.M. Best & Company, Inc., having the financial stability and size deemed appropriate by the Company after consultation with a reputable insurance broker; provided, however, that if the carrier that issued the insurance required by this Section fails to meet the requirements of this Section after the issuance of such insurance, the Company shall have 90 days from the date it becomes aware of such failure to replace such insurance with insurance issued by a carrier that does meet the requirements of this Section. The Company will furnish to the Trustee within thirty days of each anniversary of the date of this Indenture evidence of compliance with this Section 4.13 from an insurance broker or consultant.

SECTION 4.14.  COLLATERAL DOCUMENTS.

         Neither the Company nor any Subsidiary of the Company will amend, waive or modify, or take or refrain from taking any action which has the effect of amending, waiving or modifying, any provision of the Collateral Documents to the extent that such amendment, waiver, modification or action would have an adverse effect on the rights of the Trustee or the Holders of Securities (as provided in the Collateral Documents); provided, however, that:

     (1) Collateral may be released as expressly provided herein and in the Collateral Documents; and

     (2) this Indenture and any of the Collateral Documents may be otherwise amended, waived or modified pursuant to Article 9 hereof.

SECTION 4.15. ASSIGNMENT OF CONSTRUCTION CONTRACTS; LIEN ON ADDITIONAL PROPERTY; FURTHER ASSURANCES.

         To the extent assignable, the Company hereby assigns to the Trustee for the equal and ratable benefit of the Holders and grants in favor of the Trustee for the equal and ratable benefit of the Holders a security interest in all contracts, now existing or hereinafter entered into by the Company, for the initial construction of improvements on the Mortgaged property. The Company agrees that it will use its reasonable efforts to obtain the consent of any party with whom it enters into a contract for construction of improvements on the Mortgaged

Property to the foregoing assignment and that within ten days after the execution of any contract by it for the initial construction of improvements on the Mortgaged Property it will execute and will use its reasonable efforts to have the contractor under any such contract execute a Conditional Assignment of Construction Contract in substantially the form attached hereto as Exhibit C.

         The Company agrees that, contemporaneously with its acquisition of title to the real property described on Exhibit D hereto (the "Miller Trust Property"), it will execute and deliver to the Trustee an amendment or supplement to the Deed of Trust and such other documents as are necessary to extend the Lien created by the Deed of Trust to the Miller Trust Property, insured by Stewart Title Guaranty Company, subject only to exceptions that do not differ materially from the exceptions contained in the Policy of Title Insurance delivered by Stewart Title Guaranty Company with respect to the Mortgaged Property as of the date of this Indenture.

         The Company and the Subsidiaries of the Company shall do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may be required from time to time in order to (i) carry out more effectively the purposes of the Collateral Documents, (ii) subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Trustee any of the rights granted or now or hereafter intended to be granted to the Trustee hereunder or under any other instrument executed in connection therewith or granted to the Company under the Collateral Documents or under any other instrument executed in connection therewith.

SECTION 4.16.  MAINTENANCE OF PROPERTIES AND CORPORATE EXISTENCE.

         The Company shall, and shall cause each of its Subsidiaries to, maintain its properties and assets in good working order and condition and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, except as provided in the Collateral Documents and in such cases where the Board of Directors determines that it would not be in the best interests of the Company and would not have a material adverse impact on the Holders.

         Subject to Article 5, the Company shall, and shall cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises, except in such cases where the Board of Directors determines that it would not have a material adverse effect on the business, prospects, earnings, properties, assets or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole, and would not have a materially adverse impact on the Holders.

         The Company shall, and shall cause each of its Subsidiaries to, comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, noncompliance with which would materially adversely affect the business, prospects, earnings, properties, assets or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole.

SECTION 4.17.  CONSTRUCTION.

         The Company shall cause the development and construction of the improvements on the Mortgaged Property to be prosecuted with diligence and continuity in a good workmanlike manner consistent with the description of such properties in the Registration Statement of the Company used in connection with the offer and sale of the Securities. The Company shall seek to enforce diligently all construction contracts for the Mortgaged Property as the same may be in effect from time to time.


                                    ARTICLE 5
                                   SUCCESSORS

SECTION 5.01.  WHEN THE COMPANY MAY MERGE, ETC.

         The Company may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, Person or entity unless:

          (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

          (ii) the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of the Company under the Securities, this Indenture and the Collateral Documents pursuant to a supplemental indenture and other documents or instruments in a form reasonably satisfactory to the Trustee;

          (iii) immediately after such transaction no Default or Event of Default exists;

          (iv) the Company, or any entity or Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made shall have Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction; and

          (v) the Company shall have delivered to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate and an Opinion of Counsel to the combined effect that such sale, assignment, transfer, lease, conveyance or other disposition, and, if applicable, any supplemental indenture executed in connection therewith, comply with this Indenture.

         The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel.

SECTION 5.02.  SUCCESSOR SUBSTITUTED.

         Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor formed by such consolidation or into or with which the Company, as the case may be, is merged or to which such sale, lease, conveyance or other disposition is made, or formed by such reorganization, as the case may be, shall succeed to, and be substituted for, and may exercise every right, power and obligation of, the Company, under this Indenture, the Securities and the Collateral Documents with the same effect as if such successor person had been named as the Company, herein or therein.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.01.  EVENTS OF DEFAULT.

         Each of the following shall constitute an Event of Default under this
Indenture:

          (1) default for 15 days in the payment when due of interest on the Securities;

          (2) default in payment when due and payable, upon redemption or otherwise, of principal on the Securities;

          (3) failure by the Company to comply with Sections 4.07, 4.08 or 4.11 of this Indenture or 5.4 of the Deed of Trust;

          (4) failure by the Company for 45 days after receipt from the Trustee, or the Holders of at least 25% in principal amount of the Securities, of written notice to comply with other agreements or covenants in, or provisions of, the Securities, this Indenture or the Collateral Documents (in each case other than a covenant, agreement or provision a default in whose performance or whose breach is specifically addressed elsewhere in this Section);

          (5) default under any deed of trust, mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company, or any of its Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

          (6) failure by the Company or any Subsidiary of the Company to pay final judgments aggregating in excess of $250,000, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days;

          (7) an event of default under any Collateral Document which continues for a period of 45 days after receipt from the Trustee, or the Holders of at least 25% in principal amount of the Securities, of written notice or the unenforceability of any Collateral Document against the Company for any reason and such enforceability exists for a period of 90 days after the date the Company becomes aware of the unenforceability;

          (8) any Collateral Document fails to become or ceases to be in full force and effect (other than in accordance with its terms) or ceases (once effective) to create in favor of the Trustee a valid and perfected first priority Lien on the Collateral to be covered thereby (unless a prior or exclusive Lien is specifically permitted by the Indenture or such Collateral Documents);

          (9) failure of the Company or any of its Subsidiaries to continue to operate the Mortgaged Property, other than the retail store, prior to March 31, 2000;

          (10) failure by the Company to complete the construction of the improvements on the Mortgaged Property in accordance with plans and specifications in effect on the date of this Indenture (which plans and specifications may be amended, modified or supplemented from time to time), by December 31, 1996, unless such failure is due solely to Force Majeure. Such completion shall be evidenced by an Officers' Certificate containing the certifications set forth in Section 11.04;

          (11) the Company, pursuant to or within the meaning of any Bankruptcy
     Law:

               (a) commences a voluntary case,

               (b) consents to the entry of an order for relief against it in an involuntary case,

               (c) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

               (d) makes a general assignment for the benefit of its creditors;

          (12) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (a) is for relief in an involuntary case against the Company,

               (b) appoints a Custodian of the Company, or for all or substantially all of the property of the Company,

               (c) orders the liquidation of the Company,

     and the order or decree remains unstayed and in effect for 60 consecutive days.

         The term "Bankruptcy Law" means, title 11, U.S. Code or any similar federal or state law for the relief of debtors, each as amended from time to time. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECTION 6.02.  ACCELERATION.

         If any Event of Default (other than an Event of Default specified in clauses (11) and (12) of Section 6.01) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities by written notice to the Company and the Trustee, may declare all Securities to be due and payable immediately. Upon the effectiveness of such declaration, all amounts due and payable on the Securities, as determined in the succeeding paragraphs, shall be due and payable effective immediately. If an Event of Default specified in clause (11) or (12) of Section 6.01 occurs, all outstanding Securities shall ipso facto become and be immediately due and payable immediately without any declaration or other act on the part of the Trustee or any Holder.

         The Holders of a majority in principal amount of the then outstanding Securities by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

SECTION 6.03.  OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture and, in addition, may pursue any remedy available under any of the Collateral Documents or otherwise available under applicable law with respect to any of the Collateral.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.  WAIVER OF PAST DEFAULTS.

         Subject to Section 9.02 hereof, Holders of a majority in aggregate principal amount of the then outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on any Security held by a non-consenting Holder. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture and the Collateral Documents but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.  CONTROL BY MAJORITY.

         The Holders of a majority in aggregate principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, or that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

SECTION 6.06.  LIMITATION ON SUITS.

         A Holder may pursue a remedy with respect to this Indenture or the Securities only if:

               (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

               (2) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

               (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

               (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

               (5) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07.  RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal and interest on the Security, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Securities and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.07 of this Indenture) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or securities or other property payable or deliverable upon conversion or exchange of the Securities or upon any such claims and to distribute the same, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.  PRIORITIES.

         If the Trustee collects or receives any money or securities or other property pursuant to this Article, it shall pay out the money or securities or other property in the following order:

         First: to the Trustee, its agents and attorneys for amounts due under
Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         Second: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively;

         Third: without duplication, to Holders for any other obligations owing to the Holders under the Securities, this Indenture or the Collateral Documents; and

         Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any such payment to Holders.

SECTION 6.11.  UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Securities.


                                    ARTICLE 7
                                     TRUSTEE

SECTION 7.01.  DUTIES OF TRUSTEE.

         (1) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Collateral Documents, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (2) Except during the continuance of an Event of Default:

               (a) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Collateral Documents and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture or the Collateral Documents against the Trustee; and

               (b) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture or the Collateral Documents.

         (3) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (a) this paragraph does not limit the effect of paragraph (2) of this Section;

               (b) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (c) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

         (4) Whether or not therein expressly so provided, every provision of this Indenture and the Collateral Documents that in any way relates to the Trustee is subject to paragraphs (1), (2) and (3) of this Section.

         (5) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

         (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.  RIGHTS OF TRUSTEE.

         Subject to TIA ss. 315:

         (1) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

         (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed and monitored with due care.

         (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by the Indenture.

         (5) Unless otherwise specifically provided in the Indenture or the Collateral Documents, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.04.  TRUSTEE'S DISCLAIMER.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.  NOTICE OF DEFAULTS.

         If a Default or Event of Default occurs and is continuing and if it is known by a Trust Officer of the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal or interest on any Security, the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interests of Holders. The Trustee shall comply with TIA ss. 315(b).

SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS.

         Within 60 days after each May 15 beginning with the May 15 following the date hereof, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

         A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Securities are listed, if any. The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange.

SECTION 7.07.  COMPENSATION AND INDEMNITY.

         The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services and in connection with enforcing its rights under the Collateral Documents. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with (i) the acceptance or administration of its duties under this Indenture and (ii) enforcing its rights under the Collateral Documents, in each case except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence, bad faith or wilful misconduct.

         The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the Collateral Documents.

         To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Lien securing the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities. Such Lien shall survive the satisfaction and discharge of the Indenture and the Collateral Documents.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(11) or (12) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.  REPLACEMENT OF TRUSTEE.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign at any time by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in aggregate principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

               (1) the Trustee fails to comply with Section 7.10;

               (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

               (3) a Custodian or public officer takes charge of the Trustee or its property; or

               (4) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         Subject to the provision of TIA ss. 315(e), if the Trustee after written request by any Holder who has been a bona fide holder of a Security or Securities for at least six months fails to comply with Section 7.10, such Holder, on behalf of himself and others similarly situated, may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture and the

Collateral Documents. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

         There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by Federal or state authority and shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a). The Trustee is subject to TIA ss. 310(b).

SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

         The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.



                                    ARTICLE 8
                      DISCHARGE OF INDENTURE AND DEFEASANCE

SECTION 8.01.  TERMINATION OF COMPANY'S OBLIGATIONS.

               (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable and the Company irrevocably deposits with the Trustee federal (immediately available) funds sufficient to pay at maturity all outstanding Securities, including interest thereon (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by it, then this Indenture shall cease to be of further effect; provided, however, that the following shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities to receive, solely from the trust fund described in Section 8.02, and as more fully set forth in such Section, payments in respect of the principal of and interest on Securities when such payments are due, (b) the Company's obligations with respect to such Securities under Sections 2.04, 2.06, 2.07 and 4.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. The Trustee shall acknowledge satisfaction and discharge of this Indenture on the Company's demand accompanied by an Officers' Certificate and an Opinion of Counsel and at the Company's cost and expense.

               (b) The Company at any time may terminate its obligations under the Securities and this Indenture ("legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of
Section 8.03 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities to receive, solely from the trust fund described in Section 8.02, and as more fully set forth in such Section, payments in respect of the principal of and interest on Securities when such payments are due, (b) the Company's obligations with respect to such Securities under Sections 2.04, 2.06, 2.07, 2.10 and 4.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.01(b) notwithstanding the prior exercise of its option under Section 8.01(c) with respect to the Securities.

               (c) The Company at any time may terminate its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13,
4.15, 4.17 and Article Five with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed not "outstanding" for accounting purposes or for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(3), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise of covenant defeasance, Sections 6.01(4) through 6.01(10) shall not constitute Events of Default.

               (d) If the Company exercises its legal defeasance option or its covenant defeasance option in accordance with Section 8.02 hereof, then upon request of the Company and after the effective time of such defeasance, the Trustee shall release all Collateral subject to a Lien held by the Trustee pursuant to the Collateral Documents other than the defeasance trust (as defined in Section 8.02).

SECTION 8.02.  CONDITIONS TO DEFEASANCE.

         The Company may exercise its legal defeasance option or its covenant defeasance option only if:

        (1) the Company irrevocably deposits in trust (the "defeasance trust") with the Trustee money, U.S. Government Obligations or a combination thereof sufficient (without any reinvestment of interest or principal), in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee at or prior to the time of such deposit, to pay the principal of and interest on the Securities to redemption, mandatory or otherwise, or maturity, as the case may be;

        (2) in the case of legal defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

        (3) in the case of covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

        (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default pursuant to Sections 6.01(11) or 6.01(12) are concerned, at any time in any period under any applicable federal or state law during which time creditors of the Company and its Subsidiaries may have recourse to such deposited assets;

        (5) such legal defeasance or covenant defeasance shall not constitute a default under any material agreement or instrument (other than this Indenture) to which the Company is a party or by which the Company is bound;

        (6) the Company shall have paid or duly provided for payment of all amounts due to the Trustee pursuant to Section 7.07;

        (7) the Company shall have delivered to the Trustee one or more Opinions of Counsel to the effect that as of the date of the opinion, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable federal or state law and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the holders;

        (8) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

        (9) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent or relating to either the legal defeasance or the covenant defeasance, as the case may be, have been complied with.

SECTION 8.03.  APPLICATION OF TRUST MONEY.

         The Trustee or a trustee satisfactory to the Trustee and the Company shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.02. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Securities.

SECTION 8.04.  REPAYMENT TO COMPANY.

         The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time.

         The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have caused notice of such payment to be mailed to each Holder entitled thereto no less than 30 days prior to such payment. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

SECTION 8.05.  REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.03; provided, however, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                    ARTICLE 9
                                   AMENDMENTS

SECTION 9.01.  WITHOUT CONSENT OF HOLDERS.

         The Company and the Trustee, as applicable, may amend or supplement this Indenture, the Securities and the Collateral Documents without the consent of any Holder:

               (1)    to cure any ambiguity, defect or inconsistency;

               (2)    to comply with Section 5.01;

               (3) to make any change that would provide any additional rights or benefits of any Holder or that does not adversely affect the legal rights hereunder of any Holder;

               (4) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; and

               (5) to correct or amplify the description of the Collateral or to assure or convey and confirm better unto the Trustee or the applicable Collateral Document trustee any property subject or required or intended to be subjected to the Liens created by the Collateral Documents or to subject any additional property to the Lien created by Collateral Documents.

         Upon the request of the Company, accompanied by a resolution of the Board of Directors authorizing the execution of any such supplemental indenture or supplemental collateral document, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of any supplemental indenture or supplemental collateral document authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture or supplemental collateral document which adversely affects its own rights, duties or immunities under this Indenture, the Collateral Documents or otherwise.

SECTION 9.02.  WITH CONSENT OF HOLDERS.

         Except as provided below in this Section 9.02, the Company and the Trustee together may amend this Indenture, the Securities or the Collateral Documents with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for Securities).

         Upon the request of the Company, accompanied by a resolution of the Board of Directors authorizing the execution of any such supplemental indenture or supplemental collateral document, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture or supplemental collateral document unless such supplemental indenture or supplemental collateral document adversely affects the Trustee's own rights, duties or immunities under this Indenture, the Collateral Documents or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture or supplemental collateral document.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment or waiver under this Section becomes effective, the Company shall mail to the Holders of each Security affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for Securities) may waive any existing default or compliance in a particular instance by the Company with any provision of this Indenture, the Securities or the Collateral Documents. However, without the consent of each Holder affected, an amendment or waiver under this Section may not (with respect to any Securities held by a non-consenting Holder):

               (1) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

               (2) reduce the principal of or change the fixed maturity of any Security or alter the provisions with respect to the redemption of the Securities (other than the provisions of Section 4.11);

               (3) reduce the rate of or change the time for payment of interest on any Security;

               (4) waive a Default or an Event of Default in the payment of principal of or interest on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the then outstanding Securities and a waiver of the payment default that resulted from such acceleration);

               (5) make any Security payable in money other than that stated in the Security;

               (6) make any change in the provisions of this Indenture or the Collateral Documents relating to waivers of past Defaults or the rights of Holders of Securities to receive payments of principal of or interest on the Securities;

               (7) waive a redemption payment with respect to any Security (other than a payment required by Section 4.11);

               (8) make any change in this sentence of this Section 9.02; or

               (9) terminate the Lien of any Collateral Documents or deprive any Holder of the security afforded by the Lien of any Collateral Document (except in each case as is expressly permitted by the applicable Collateral Document or the Indenture).

SECTION 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment to this Indenture or the Securities shall be set forth in an amendment or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his or her Security if the Trustee receives written notice of revocation before the date the waiver or amendment becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

         The Company may fix a record date for determining which Holders must consent to such amendment or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.05, or
(ii) such other date as the Company shall designate.

SECTION 9.05.  NOTATION ON OR EXCHANGE OF SECURITIES.

         The Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment or waiver.

         Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment or waiver.

SECTION 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall sign any amendment or supplemental indenture or supplemental collateral document authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amend ment or supplemental indenture or supplemental collateral document, the Trustee shall be entitled to receive, and, subject to Section 7.01, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture or supplemental collateral document is authorized or permitted by this Indenture or the Collateral Documents, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms. The Company may not sign an amendment or supplemental indenture or supplemental collateral document until the Board of Directors approves it.


                                   ARTICLE 10
                             COLLATERAL AND SECURITY

SECTION 10.01. COLLATERAL AND SECURITY.

         The due and punctual payment of the principal of and interest on the Securities when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Securities and performance of all other Obligations of the Company to the Holders or the Trustee under this Indenture and the Securities, according to the terms hereunder or thereunder, shall be secured as provided herein and in the Collateral Documents. Each Holder, by its acceptance of a Security, consents and agrees to the terms hereof and of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with the terms thereof and hereof and authorizes and directs the Trustee to enter into each of the Collateral Documents and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith. The Company will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions hereof and of the Collateral Documents, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby and by the Collateral Documents, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed. The Company shall take any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the Obligations of the Company under this Indenture and the Securities, valid and enforceable, perfected Liens in and on all the Collateral, in favor of the Trustee, superior to and prior to the rights of all third persons, and subject to no other Liens, other than as provided herein and therein.

SECTION 10.02. RECORDING, ETC.

         The Company will cause, at its own expense, the Collateral Documents, this Indenture and all amendments or supplements thereto, to be registered, recorded and filed or re-recorded, re-filed and renewed in such manner and in such place or places, if any, as may be required by law in order fully to preserve and protect the Liens created hereby and by the Collateral Documents.

         (a) The Company shall furnish to the Trustee promptly after the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel, assuming the taking of certain actions with respect to the recording, registering and filing of this Indenture, financing statements or other instruments, the Lien intended to be created by the Collateral Documents will become effective, and reciting the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

         (b) The Company shall furnish to the Trustee within 60 days after each anniversary of the date of this Indenture, an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of this Indenture and all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Collateral Documents and reciting the details of such action or (ii) in the opinion of such Counsel, no such action is necessary to maintain such Lien.

SECTION 10.03. PROTECTION OF THE TRUST ESTATE.

         The Trustee shall have the power to enforce the obligations of the Company and its Subsidiaries under this Indenture or the Collateral Documents, to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral under any of the Collateral Documents and in the profits, rents, revenues and other income arising therefrom, including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair any Collateral or be prejudicial to the interests of the Holders or the Trustee, to the extent permitted thereunder.

SECTION 10.04. RELEASE OF LIEN.

         (a) Collateral may be released from the Lien and security interest created by this Indenture and the Collateral Documents at any time or from time to time in accordance with the provisions of the Collateral Documents and as provided hereby.

         (b) The release of any Collateral from the terms of this Indenture and the Collateral Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms hereof and thereof. To the extent applicable, the Company and any other obligor shall cause TIA ss. 314(d) relating to the release of property from the Lien arising out of the Collateral Documents to be complied with. Any certificate or opinion required by TIA ss. 314(d) may be made by an Officer of the Company; provided, however, that to the extent required by TIA ss. 314(d), any such certificate or opinion shall be made by an independent engineer, appraiser or other expert (as such terms are set forth in TIA ss. 314(d)), who is not an Affiliate of the Company.

         Whenever Collateral is to be released pursuant to this Section 10.04, the Trustee will execute any reasonable document or termination statement necessary to release the Lien of this Indenture and Collateral Documents.

SECTION 10.05. AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE
               COLLATERAL DOCUMENTS.

         Each Holder, by acceptance of a Security, authorizes and directs the Trustee to enter into the Collateral Documents. The Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Collateral Documents and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder. The Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

SECTION 10.06. AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE
               COLLATERAL DOCUMENTS.

         The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.



                                   ARTICLE 11
                        DISBURSEMENTS OF CASH COLLATERAL

SECTION 11.01. CASH COLLATERAL ACCOUNT AND RESTORATION COLLATERAL ACCOUNT.

         The Company shall establish and maintain with the Collateral Agent the Cash Collateral Account which shall hold the proceeds of the sale of the Securities (net of underwriting discounts and commissions). If and when required by the Deed of Trust, the Company shall establish and maintain from time to time one or more Restoration Collateral Account(s) into which shall be deposited, and from which shall be withdrawn in accordance with the Deed of Trust, insurance proceeds relating to a particular casualty or condemnation award or payments relating to a particular condemnation. The Company hereby grants a valid, perfected and exclusive security interest in favor of the Trustee for the equal and ratable benefit of the Holders in the Accounts without preference, priority, or distinction of any thereof over any other thereof by reason of difference in time of issuance, sale or otherwise, as security for the prompt and complete performance and payment in full of the Securities and performance of all other Obligations of the Company under this Indenture and the Securities and shall execute and deliver such financing statements and other documents as may be necessary, from time to time, and will do all such acts and things as may be necessary or proper, to maintain such security interest. The funds from time to time on deposit in the Accounts may be disbursed from such account only for the purposes and in the manner provided for in this Article 11 and the Collateral Documents.

         In its discretion, the Company may request the Collateral Agent in writing to, and the Collateral Agent shall, invest any Collateral in the Accounts, and any interest paid on any Collateral in the Accounts, in Cash Equivalents; provided that the Trustee shall retain an exclusive, valid and perfected security interest in the proceeds of the funds so invested. Interest and proceeds with respect to the Collateral in the Cash Collateral Account or a Restoration Collateral Account that are not invested or reinvested in Cash Equivalents as provided in the immediately preceding sentence shall be deposited and held in the Cash Collateral Account or a Restoration Collateral Account, as the case may be. The Collateral Agent shall have no liability for investments made in accordance with the Company's written instructions.

SECTION 11.02  DISBURSEMENTS OF BOND PROCEEDS.

         The Company may request that Collateral in the Cash Collateral Account be disbursed to the Company to reimburse it for expenditures made, or to pay costs incurred, by the Company to complete the Mortgaged Property (each, a "Project Disbursement") upon satisfaction of the following conditions:

               (a) Such request must be made by delivering written notice to the Collateral Agent, not later than 12:00 noon (Colorado time) on the first Business Day prior to the proposed Project Disbursement.

               (b) Such request shall be executed by an Officer and shall specify therein (i) the requested date of such disbursement (the "Project Disbursement Date"), (ii) the aggregate amount of such disbursement, (iii) the uses of such disbursement and (iv) to what extent any investments made by the Collateral Agent shall be liquidated to fund such disbursement.

               (c) Such request shall be accompanied by a certificate of an Officer certifying the following:

                      (i) The amount of the Project Disbursement does not exceed the amount payable to the applicable Person(s) and such amount either has been paid by the Company and/or is justly due to contractors, subcontractors, materialmen, engineers, architects or other Persons who have rendered services or furnished materials in connection with the acquisition, development and construction of the Mortgaged Property;

                      (ii) The Project Disbursement shall be used solely for the purpose of paying the amounts specified in the request or for reimbursing the Company or third parties for such amounts previously paid for the same purposes by the Company or third parties;

                      (iii) As of the date of such Certificate, there is no
               outstanding indebtedness of the Company due (other than indebtedness for which payment is being requested or indebtedness that is disputed by the Company in accordance with Section 4.9 of the Deed of Trust) for the purchase price or construction of such improvements, or for labor, wages, materials or supplies in connection with the making thereof, which if unpaid, might become or result in a vendor's, mechanics', laborers', materialmen's, statutory or other similar lien upon the Collateral which could materially impair the Lien created by the Collateral Documents;

                      (iv) Construction of the improvements on the Mortgaged
               Property is progressing substantially in accordance with the plans and specifications prepared by or on behalf of the Company, as such plans and specifications have been amended to date;

                      (v) No Event of Default has occurred and is continuing, or to the knowledge of the Company, would result from such Project Disbursement or from the application thereof;

                      (vi) The representations and warranties of the Company
               contained in each Collateral Document are true and correct in all material respects on and as of the date of such Certificate, before and immediately after giving effect to such Project Disbursement and to the application thereof, as though made on an as of such date, except to the extent that any such representation or warranty by its terms relates to a specified prior date;

                      (vii) To the knowledge of the Company, the amount of the
               requested Project Disbursement, together with all amounts on deposit in the Cash Collateral Account and those funds available from other sources to the Company for the Project, are sufficient to finance the completion of the Mortgaged Property;

                      (viii) No portion of the requested Project Disbursement
               will be used by the Company to pay any Person for labor, services or materials provided by such Person and for which such Person received payment from the Company from any prior Project Disbursement from the Cash Collateral Account; and

                      (ix) All materials and property described in the request
               for Project Disbursement are free and clear of all Liens, except those securing indebtedness due to Persons specified in the request, which encumbrances will be satisfied, waived or discharged, as the case may be, in accordance with the Collateral Documents.

               (d) With respect to any so-called "hard costs" covered by any proposed Project Disbursement, receipt by the Collateral Agent of a copy of the Company's architect's approval of the application for payment certifying that work for which the Project Disbursement is requested has progressed to the point indicated and that, to such architect's knowledge, such work is in accordance with the Company's contracts for such work.

         Upon satisfaction of the conditions set forth in this Section 11.02, the Collateral Agent shall make each Project Disbursement, no later than 12:00 noon (Colorado time) on each Project Disbursement Date, by deducting the amount of each Project Disbursement from the Cash Collateral Account and depositing such amount in accordance with the instructions of the Company. Notwithstanding the foregoing, if on any Project Disbursement Date the cash on deposit in the Cash Collateral Account is less than the amount of the Project Disbursement to be made on such date, the Collateral Agent shall only be required to fund such Project Disbursement up to the amount of cash on deposit in the Cash Collateral Account.

SECTION 11.03  DISBURSEMENT OF INSURANCE OR CONDEMNATION PROCEEDS.

         The Company may request that Collateral in the applicable Restoration Collateral Account, if any, be disbursed to the Company to reimburse it for expenditures made, or to pay costs incurred, by the Company to repair or restore the Mortgaged Property upon satisfaction of the conditions to such disbursement set forth in the Deed of Trust.

         Upon satisfaction of the conditions set forth in this Section 11.03 and the Deed of Trust, the Collateral Agent shall disburse the funds requested no later than 12:00 noon (Colorado time) on the date requested for such disbursement by deducting the amount of each such disbursement from the appropriate Restoration Collateral Account and depositing such amount in accordance with the instructions of the Company. Notwithstanding the foregoing, if on any such disbursement date the cash on deposit in such Restoration Collateral Account is less than the amount of the disbursement to be made on such date, the Collateral Agent shall only be required to fund such disbursement up to the amount of cash on deposit in such Restoration Collateral Account.

SECTION 11.04  COMPLETION OF THE PROJECT.

         Any undisbursed or unreleased amounts remaining on deposit in the Cash Collateral Account after the completion of the improvements on the Mortgaged Property shall be disbursed to the Company upon receipt by Trustee from the Company of the following:

               (a)    An Officers' Certificate certifying:

                      (i) a temporary or final certificate of occupancy has been issued for the Mortgaged Property by the relevant agencies; and

                      (ii) all vendor's, mechanics', laborers', materialmen's,
               statutory or other similar liens attaching to the Mortgaged Property have been paid or removed in accordance with, and to the extent required by, the Collateral Documents.

               (b) A certificate from the general contractor and the architect engaged with respect to the Mortgaged Property certifying that the Mortgaged Property has been completed substantially in accordance with the plans therefor and all applicable building laws, ordinances and regulations.

SECTION 11.05  COMPLETION OF RESTORATION.

         Any undisbursed or unreleased amounts remaining on deposit in a Restoration Collateral Account after the repair or restoration of the Mortgaged Property shall be disbursed to the Company upon satisfaction of the conditions to such disbursement or release set forth in the Deed of Trust.

SECTION 11.06  DUTIES OF THE COLLATERAL AGENT.

         For so long as this Indenture shall remain in effect, the Collateral
Agent:

               (a) THE ACCOUNTS. Acknowledges notice of, and consents to the terms and provisions of, the Indenture and the Collateral Documents and agrees that:

                      (i) Notwithstanding anything to the contrary in this or
               any other agreement relating to the Accounts, each of the Accounts is and will be subject to the terms and conditions hereof and of the Collateral Documents, will be held in trust on behalf of the Trustee for the benefits of the Holders and not commingled with any ordinary deposit or commercial bank account, will be maintained with the corporate trust department of the Collateral Agent solely for the Trustee for the benefit of the Holders pursuant to the terms hereof and of the Collateral Documents and will be subject to the written instructions of the Trustee given in accordance with this Article 11 and related provisions of the Collateral Documents.

                      (ii) Unless otherwise instructed in writing by the
               Trustee, during the continuance of an Event of Default hereunder or under the Collateral Documents, the Collateral Agent shall invest amounts on deposit in the Accounts in accordance with the written instructions of the Company pursuant to Section 11.01 hereof.

                      (iii) All disbursements and releases made pursuant to this
               Agreement shall be made by the Collateral Agent irrespective of, and without deduction for, any counterclaim, defense, recoupment or set-off and shall be final.

                      (iv) All reasonable service charges and fees with respect
               to the Accounts shall be paid by the Company.

                      (v) The Collateral Agent irrevocably waives and renounces
               any pledge, security interest (whether consensual, statutory or otherwise) or right of offset or compensation that it has or may ever have for its own benefit with respect to the Accounts.

               (b) BOOKS AND RECORDS. Shall maintain appropriate books and records with respect to the Accounts in which shall be recorded all transactions related thereto including, without limitation, all disbursements hereunder and any investments made by the Collateral Agent and shall permit the Trustee, the Company or any of their respective agents or representatives to inspect and to make copies of such books and records, as is reasonable, at the Company's sole cost and expense.

                                   ARTICLE 12
                                  MISCELLANEOUS

SECTION 12.01. TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of TIA ss.318(c), the imposed duties shall control.

SECTION 12.02. NOTICES.

         Except to the extent applicable law may require the giving of notice under the Deed of Trust in a different manner, any notice or communication by the Company or the Trustee to the other for purposes of this Indenture and the Collateral Documents is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), or sent by telex, telecopier or overnight air courier guaranteeing next Business Day delivery, to the other's address:

               If to the Company:

               Ultimate Electronics, Inc.
               9901 West 50th Avenue
               Wheat Ridge, Colorado 80033
               Attention:  Chief Financial Officer
               Telecopier No.:  303-420-5630

               With a copy to:

               Davis, Graham & Stubbs, L.L.C.
               370 17th Street, 47th Floor
               Denver, Colorado  80202
               Attention:  Justyn Sirkin
               Telecopier No.:  303-892-7400

               If to the Trustee:

               Corporate Trust Office             Principal Operations Office
               Colorado National Bank             First Trust
               950 17th Street, Suite 2410        180 E. 5th Street
               Denver, Colorado 80202             St. Paul, Minnesota 55101
               Attention:    Corporate Trust
                             Services
               Telecopier No.:  (303) 585-6865

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied;

and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder pursuant to this Indenture or the Collateral Documents shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holder s.

         If a notice or communication is mailed or given in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Securities, and the Trustee is subject to TIA ss. 312(b). The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 12.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

               (1) an Officers' Certificate (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent provided for in this Indenture relating to the proposed action have been complied with; and

               (2) an Opinion of Counsel (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant, as the case may be, provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall include:

               (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificate of public officials.

SECTION 12.06. RULES BY TRUSTEE AND AGENTS.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07. LEGAL HOLIDAYS.

         A "Legal Holiday" is a Saturday, a Sunday, or a day on which banking institutions in The City of New York or the city in which the Corporate Trust Office of the Trustee or the Principal Operations Office of the Trustee is located are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

SECTION 12.08. RECOURSE AGAINST OTHERS.

         No director, officer, employee or stockholder as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based upon, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the federal securities laws.

SECTION 12.09. GOVERNING LAW.

         The internal law of the State of Colorado shall govern and be used, without reference to its choice of law principles, to construe this Indenture and the Securities.

SECTION 12.10. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or its Subsidiaries. No such indenture, loan or debt agreement may be used to interpret this Indenture.

SECTION 12.11. SUCCESSORS.

         All agreements of the Company in this Indenture and the Securities shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.12. SEVERABILITY.

         In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.13. COUNTERPART ORIGINALS; COLORADO COUNTERPART.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement; provided that one counterpart shall bear the following legend:

                 "The counterpart of the Indenture on which this legend appears is, for purposes of Title 38 of the Colorado Revised Statutes, the 'original evidence of debt' secured by the Deed of Trust, as defined herein."

SECTION 12.14. TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first written above.

                                          SIGNATURES

                                             ULTIMATE ELECTRONICS, INC.


                                             By: /s/Alan E. Kessock
                                                -------------------------------
                                                    Alan E. Kessock
                                             Vice President - Finance and
                                             Administration
Attest:


/s/David J. Workman
------------------------------



                                             COLORADO NATIONAL BANK, as Trustee


                                             By: /s/Gretchen L. Middents
                                                --------------------------------

Attest:


[signature illegible]
------------------------------





                                             COLORADO NATIONAL BANK, as
                                             Collateral Agent


                                             By: /s/Gretchen L. Middents
                                                -------------------------------
Attest:


[signature illegible]
------------------------------

                                   EXHIBIT A

                                    EXHIBIT A
                               (Face of Security)

                           10.25% FIRST MORTGAGE BONDS
                              DUE JANUARY 31, 2005

                                                          CUSIP NO. 903849 AA 5
No.                                                                 $__________

                           ULTIMATE ELECTRONICS, INC.



promises to pay to ___________________________________________ or its registered assigns, the principal sum of Dollars on January 31, 2005.

Interest Payment Dates:  Last day of each month, commencing April 30, 1995.

Record Dates:  15th of each month (whether or not a Business Day).

                                             ULTIMATE ELECTRONICS, INC.



                                             By:_______________________________
                                                     William J. Pearse
                                                     Chief Executive Officer

Trustee's Certificate of
Authentication

This is one of the                  Attested By:_______________________________
First Mortgage Bonds                                      Alan E. Kessock
referred to in the within-                         Secretary
mentioned Indenture:

COLORADO NATIONAL BANK, as Trustee

By:_____________________________
        Authorized Signature

Dated:  March 23, 1995

                               (Back of Security)

                           10.25% FIRST MORTGAGE BONDS
                              DUE JANUARY 31, 2005

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. Ultimate Electronics, Inc., a Delaware corporation (including any successor thereto, the "Company") promises to pay interest on the principal amount of this 10.25% First Mortgage Bond due 2005 (the "Security") at the aforesaid rate and in the manner specified below.

         The Company shall pay interest on the principal amount of this Security in cash at the rate per annum shown above. The Company will pay interest monthly in arrears on the last day of each month, commencing April 30, 1995, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date").

         Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months for the actual number of days elapsed. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Security. To the extent lawful, the Company shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate.

         2. METHOD OF PAYMENT. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the record date next preceding the Interest Payment Date, even if such Securities are cancelled after such record date and on or before such Interest Payment Date. The Holder hereof must surrender this Security to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest by check or wire transfer payable in such money. The Securities will be payable as to both principal and interest at the office or agency of the Company maintained for that purpose within the Denver metropolitan area, or at the Principal Operations Office of the Trustee or, at the option of the Company, payment of interest may be made by check mailed to a Holder's registered address.

         3. PAYING AGENT AND REGISTRAR. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to any Holder. Subject to certain limitations, the Company and any of its Subsidiaries may act in any such capacity.

         4. INDENTURE. The Company issued the Securities under an Indenture, dated as of March 23, 1995 (as amended from time to time, the "Indenture"), between the Company and Colorado National Bank, as Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb) ("TIA") as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Securities. The Securities are secured by the Collateral pursuant to the Collateral Documents referred to in the Indenture.

         5. OPTIONAL REDEMPTION. At any time from and after March 31, 2000, the Securities may be redeemed at the option of the Company in whole or in part, at 100% of principal amount, plus accrued interest thereon to the applicable redemption date.

         6. MANDATORY REDEMPTION. The Company will be required to redeem on January 31 of each year beginning 2002, $3,250,000 of the principal amount of Securities at a redemption price of 100% of principal amount plus accrued interest to the redemption date. The Company may reduce the principal amount of Securities to be redeemed pursuant to this paragraph by subtracting 100% of the principal amount of a pro rata portion of any Securities (based upon the number of remaining mandatory redemption dates) that the Company has delivered to the Trustee for cancellation or redeemed otherwise than pursuant to this Paragraph 6, a Change of Control Offer or pursuant to the terms of the Deed of Trust. The Company may subtract the principal amount of Securities so applied only once.

         7. OFFERS TO PURCHASE. The Company is obligated to make an offer to purchase Securities in connection with a Change of Control (as described in the Indenture). Notice of any such offer to purchase will be given as provided in the Indenture. Holders of Securities that are the subject of an offer to purchase may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and taking certain other actions, all as set forth in the Indenture.

         8. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 of principal amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Company shall not be required to exchange or register the Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 3.02 and ending at the close of business on the day of selection, or to exchange or register any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or to exchange or register a Security between a record date and the next succeeding Interest Payment Date.

         9. PERSONS DEEMED OWNERS. The registered Holder of a Security shall be treated as its owner for all purposes. The Trustee, any Agent or the Company will not be affected by any notice to the contrary.

         10. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities, and any existing Default or Event of Default (except a payment default) may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities. Without the consent of any Holder, the Indenture or the Securities may be amended to cure any ambiguity, defect or inconsistency; to comply with Section 5.01 of the Indenture; to make any change that would provide any additional rights or benefits of any Holder or that does not adversely affect the legal rights under the Indenture of any Holder; to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; or to correct or amplify the description of the Collateral or to assure or convey and confirm better unto the Trustee or the applicable Collateral Document trustee any property subject or required or intended to be subjected to the Liens created by the Collateral Documents or to subject any additional property to the Liens created by Collateral Documents.

         11. DEFAULTS AND REMEDIES. Events of Default include: default for 15 days in the payment when due of interest on the Securities; default in payment when due and payable, upon redemption or otherwise, of principal on the Securities; failure by the Company to comply with Sections 4.07, 4.08 or 4.11 of the Indenture or Section 5.4 of the Deed of Trust; failure by the Company for 45 days after notice to it to comply with its other agreements in the Indenture or the Collateral Documents; default under any deed of trust, mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries or the payment of which is guaranteed by the Company or any of its Subsidiaries, whether such Indebtedness or guarantee now exists or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default) (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which a Payment Default then exists or with respect to which the maturity thereof has been so accelerated, aggregates $5.0 million or more; failure to pay certain final judgments aggregating in excess of $250,000 million; an event of default under any Collateral Document which continues for a period of 45 days after receipt from the Trustee, or the Holders of at least 25% in principal amount of the Securities, of written notice or the unenforceability of any Collateral Document against the Company for any reason and such enforceability exists for a period of 90 days after the date the Company becomes aware of the unenforceability; any Collateral Document fails to become or ceases to be in full force and effect (other than in accordance with its terms) or ceases (once effective) to create in favor of the Trustee a valid and perfected first priority Lien on the Collateral to be covered thereby (unless a prior or exclusive Lien is specifically permitted by the Indenture or such Collateral Documents); failure of the Company or any of its Subsidiaries to continue to operate the Mortgaged Property other than the retail store, prior to March 31, 2000; failure by the Company to complete the construction of the improvements on the Mortgaged Property in accordance with plans and specifications in effect on the date of the Indenture (which plans and specifications may be amended, modified or supplemented from time to time) by December 31, 1996, unless such failure is due solely to Force Majeure; and certain events of bankruptcy or insolvency; in each case as more fully set forth in the Indenture. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable effective immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Company must furnish an annual compliance certificate to the Trustee.

         12. SECURITY. The Securities will be secured by the Collateral as provided by the Collateral Documents and the Indenture. From time to time the Collateral may be released in accordance with the terms of the Indenture and the Collateral Documents.

         13. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may become owner or pledgee of Securities, and may otherwise deal with the Company or the Company's Affiliates, as if it were not Trustee.

         14. RECOURSE AGAINST OTHERS. No director, officer, employee or stockholder, as such, of the Company, shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities. Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the federal securities laws.

         15. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         18. GOVERNING LAW. The Securities and the Indenture are governed by and construed in accordance with the internal laws of the State of Colorado, without regard to the choice of law rules thereof.

         The Company will furnish to any Holder upon written request and without charge a copy of the Inden ture. Request may be made to:

             Ultimate Electronics, Inc.
             9901 West 50th Avenue
             Wheat Ridge, Colorado  80033
             Attention:  Vice President - Finance and Administration

                                 ASSIGNMENT FORM


         To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to


_______________________________________________________________________________
           (Insert assignee's soc. sec. or tax I.D. no.)

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
                     (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________________
____________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date:______________________


                  Your Signature:______________________________________________
                                   (Sign exactly as your name appears
                                      on the face of this Security)

Signature Guarantee.*/





-------------------------------
*/ Your signature must be guaranteed by a member of the Medallion Signature Program.

                       OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have all or any part of this Security purchased by the Company pursuant to Section 4.11 of the Indenture (Change of Control), state the amount ($1,000 of principal amount or integral multiples of $1,000) you elect to have purchased (if all, write "ALL"): $___________



Date:________________


                  Your Signature:______________________________________________
                                   (Sign exactly as your name appears
                                      on the face of this Security)

Signature Guarantee.*/




---------------------------
*/ Your signature must be guaranteed by a member of the Medallion Signature Program.

                                    EXHIBIT B

RECORDING REQUESTED BY AND                            FOR RECORDER'S USE ONLY:
WHEN RECORDED RETURN TO:


DAVIS, GRAHAM & STUBBS, L.L.C.
P.O. Box 185
Denver, CO  80201-0185
Attn:  Charles D. Calvin


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

            DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT


      (THIS DEED OF TRUST IS A CONSTRUCTION MORTGAGE WITHIN THE MEANING OF COLORADO REVISED STATUTES ss. 4-9-313(1)(C) AND SERVES AS A FINANCING
         STATEMENT PURSUANT TO COLORADO REVISED STATUTES ss. 4-9-402(6))

         THIS DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT ("Deed of Trust") is given as of March 23, 1995, by the Grantor named below to the Trustee named below, for the use and benefit of the Beneficiary named below.

                                    ARTICLE 1
                        PARTIES, PROPERTY AND DEFINITIONS

         The following terms and references shall have the meanings indicated:

         1.1 GRANTOR: ULTIMATE ELECTRONICS, INC., a Delaware corporation whose legal address is 9901 West 50th Avenue, Wheat Ridge, Colorado 80033, together with any future owner of the Property or any part thereof or interest therein.

         1.2 BENEFICIARY: COLORADO NATIONAL BANK, a national banking association, as Trustee under the Indenture, whose legal address is 950 Seventeenth Street, Suite 2410, Denver, Colorado 80202, together with any successor as Trustee under the Indenture.

         1.3 TRUSTEE: The Public Trustee of Adams County, Colorado.

         1.4 BONDS: The $13,000,000 principal amount of Grantor's 10.25% First Mortgage Bonds due January 31, 2005, subject to earlier redemption or acceleration as provided in the Indenture.

         1.5 INDENTURE: The Indenture of even date herewith between Grantor and Beneficiary, pursuant to which Grantor has issued the Bonds. Capitalized terms used but not defined in this Deed of Trust have the meanings given those terms in the Indenture.

         1.6 PROPERTY: The land described in EXHIBIT A attached hereto and incorporated herein by this reference, together with the following:

            (a) All buildings, structures and improvements now or hereafter located thereon, as well as all existing and future rights of way, easements, trackage rights and other appurtenances to such land;

            (b) All of Grantor's right, title and interest in any land lying between the boundaries of the land described on EXHIBIT A and the center line of any adjacent street, road, avenue or alley, whether opened or proposed, and in any strips or gores that may separate or purport to separate any parcel of such land from any other parcel thereof;

            (c) All water rights and conditional water rights that are appurtenant to or that have been used or are intended for use in connection with such land, including but not limited to (i) ditch, well, pipeline, spring and reservoir rights, whether or not adjudicated or evidenced by any well or other permit, (ii) all rights with respect to nontributary groundwater (and other groundwater that is subject to the provisions of Colorado Revised Statutes Section 37-90-137(4) or the corresponding provisions of any successor statute) underlying said land,
      (iii) any permit to construct any water well, water from which is intended to be used in connection with such land, and (iv) all of Grantor's right, title and interest under any decreed or pending plan of augmentation or water exchange plan;

            (d) All oil, gas and other minerals and all crops, timber, trees, shrubs, flowers and landscaping features now or hereafter located on, under or above such land;

            (e) All fixtures and trade fixtures (including but not limited to heating, ventilating and air conditioning equipment, lighting and plumbing fixtures, power distribution equipment, boilers, furnaces, water heaters, pipes, pumps, tanks, motors, compressors, ducts, conduits, fire detection and extinguishing systems, elevators, escalators and partitions) now or hereafter owned by Grantor, located in, on or under such land or improvements and used in connection with any present or future operation thereof, except (i) items that are owned at any time by tenants and that such tenants are entitled, under the terms of applicable lease agreements, to remove from the leased premises at or before the expiration or termination of such leases, and (ii) machinery, storage racks, conveyors and other equipment, inventory and movable personal property;

            (f) All development rights associated with such land, whether previously or subsequently transferred to such land from other real property or now or hereafter susceptible of transfer from such land to other real property;

            (g) Subject to the provisions of Section 4.8 below, all awards and payments, including interest thereon, resulting from the exercise of any right of eminent domain or any other public or private taking of, injury to, or decrease in the value of, any of such property;

            (h) All other or greater rights and interests of every nature in any of the above-described property and in the possession or use thereof and income therefrom, whether now owned or subsequently acquired by Grantor; and

            (i) Any other interest, estates or other claims in law and equity that Grantor has or may hereafter acquire in or relating to any of the foregoing, including proceeds of the foregoing.

         1.7 CHATTELS: All fixtures (including but not limited to heating, ventilating and air conditioning equipment, lighting and plumbing fixtures, power distribution equipment, boilers, furnaces, water heaters, pipes, pumps, tanks, motors, compressors, ducts, conduits, fire detection and extinguishing systems, elevators, escalators and partitions), trade fixtures and building and other materials now owned or hereafter acquired by Grantor and used or intended for use in the construction, development or operation of the Property (as opposed to the conduct of any business on the Property), together with all accessions thereto, replacements and substitutions therefor and proceeds thereof; provided, that the term "Chattels" does not include personal property used in the conduct of any business conducted on the Property, such as but not limited to machinery, storage racks, conveyors and other equipment, inventory and movable personal property.

         1.8 INTANGIBLE PERSONALTY: All accounts and all plans, specifications, licenses, permits and other general intangibles (whether now owned or hereafter acquired, and including proceeds thereof) relating to or arising from Grantor's ownership, use, operation, leasing or sale of all or any part of the Property, specifically including but in no way limited to any right that Grantor may have or acquire to transfer any development rights from the Property to other real property, and any development rights that may be so transferred.

         1.9 LEASES: The leases described in EXHIBIT B attached hereto and incorporated herein by this reference, all extensions and renewals of such leases, and all other leases or occupancy agreements, in whatever form, that now or in the future affect all or any part of the Property.

         1.10 BOND DOCUMENTS: The Indenture, the Bonds, this Deed of Trust and any financing statements executed in connection herewith, and each other Collateral Document. The term "Bond Documents" also includes all modifications, extensions, renewals and replacements of each document referred to above.

         1.11 DEFAULT: Any event that is or with the passage of time or the giving of notice, or both, would be an Event of Default.

         1.12 EVENT OF DEFAULT: Any of the events enumerated in Article 7 of this Deed of Trust.

         1.13 ENVIRONMENTAL LAW: Any federal, state or local enactment relating to protection of public health or the environment, including (by way of illustration rather than limitation) the Clean Water Act, 33 U.S.C. ss. 1251, et seq., the Clean Air Act, 42 U.S.C. ss. 7401, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, et seq., the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. ss. 9601, et seq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601, et seq., and the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss. 135, et seq., as well as applicable state counterparts to such federal legislation and any regulations, guidelines, directives or other interpretations of any such enactment, all as amended from time to time.

         1.14 REGULATED SUBSTANCE: Any substance, the manufacture, storage, transport, generation, use, treatment, recycling, disposal or other disposition of which is prohibited or regulated (including, without limitation, being subjected to notice, reporting, record-keeping or clean-up requirements) by any Environmental Law.

         1.15 PERSON: An individual, corporation, association, partnership, limited liability company, trust or other legal entity.

         1.16 SECURED OBLIGATIONS: All present and future obligations of Grantor to Beneficiary evidenced by or contained in the Bond Documents, whether stated in the form of promises, covenants, representations, warranties, conditions or prohibitions or in any other form, including but not limited to payment of the Bonds and all costs, attorneys' fees and expenses under any Bond Documents. Notwithstanding the scope of such definition, however, for purposes of any provision of Title 38 of the Colorado Revised Statutes, the only "original evidence of debt" secured by this Deed of Trust is the single counterpart of the Indenture which bears a legend in the following form:

          The counterpart of the Indenture on which this legend appears is, for purposes of Title 38 of the Colorado Revised Statutes, the "original evidence of debt" secured by the Deed of Trust, as defined herein.

In no event shall Trustee require Beneficiary to produce any or all of the Bonds or other Bond Documents, other than the single counterpart of the Indenture referred to above, to support Beneficiary's written request for full or partial release of this Deed of Trust or for the sale of the Property by Trustee.

         1.17 RESTORATION COLLATERAL ACCOUNT: The bank account or accounts so identified, to be created by Beneficiary pursuant to Section 11.01 of the Indenture under the circumstances provided for in Section 4.4(c) and Section 4.8 of this Deed of Trust.

                                    ARTICLE 2
                                 GRANTING CLAUSE

         2.1 GRANT TO TRUSTEE. As security for the payment and performance of the Secured Obligations, Grantor grants, bargains, sells and conveys the Property to Trustee, in trust for the use and benefit of Beneficiary and subject to all provisions of this Deed of Trust.

         2.2 SECURITY INTEREST TO BENEFICIARY. As additional security for the Secured Obligations, Grantor hereby grants to Beneficiary a security interest in the Chattels and in the Intangible Personalty. To the extent any of the Chattels or the Intangible Personalty may be or have been acquired with funds advanced by Beneficiary under the Bond Documents, this security interest is a purchase money security interest. The security interest granted in this section shall survive any judicial or nonjudicial foreclosure of this Deed of Trust as against the Property and, notwithstanding any purported cancellation of this Deed of Trust in connection with any such foreclosure, shall continue in force as against the Chattels and the Intangible Personalty until all of the Secured Obligations have been satisfied and discharged in full. Any complete release of this Deed of Trust shall, however, unless otherwise expressly provided in the release document, constitute a release of such security interest as well. Grantor agrees that a carbon, photographic or other reproduction of this Deed of Trust, or of any financing statement signed in connection with this Deed of Trust, may be filed or recorded to perfect the security interests granted in this section.

                                    ARTICLE 3
                    GRANTOR'S WARRANTIES AND REPRESENTATIONS

         3.1 WARRANTY OF TITLE. Grantor represents and warrants to Beneficiary that Grantor has good and marketable title to the Property in fee simple, subject only to Permitted Encumbrances, including Liens permitted by this Deed of Trust as listed on EXHIBIT C attached hereto and incorporated herein by this reference. Grantor further represents and warrants to Beneficiary that Grantor is the absolute owner of the Chattels and the Intangible Personalty, free of any liens, encumbrances, security interests and other claims whatever, except insofar as the Chattels or the Intangible Personalty, or both, may be encumbered by a junior security interest in favor of Norwest Bank Colorado, National Association, or by any encumbrance that is a Permitted Encumbrance.

         3.2 OWNERSHIP AND STATUS OF LEASES. Grantor represents and warrants to Beneficiary that (a) Grantor now is (or with respect to Leases not yet in existence, will be immediately upon the execution thereof) the absolute owner of the Leases, with full right and title to assign such Leases and the rents, income and profits due or to become due thereunder, and (b) there is no outstanding assignment or pledge of any such Lease or of any deposit (for security or otherwise), rent, income or profit due or to become due under any such Lease.

         3.3 GRANTOR'S POWER AND AUTHORITY. Grantor represents and warrants to Beneficiary that Grantor has full power and authority under applicable laws and under Grantor's certificate of incorporation to execute and deliver this Deed of Trust and to grant the liens and security interests created hereby in favor of Beneficiary.

         3.4 NO REGULATED SUBSTANCES. Grantor represents and warrants to Beneficiary that:

            (a) No Regulated Substance is currently being generated, used, treated, stored or disposed of on, in or under the Property;

            (b) Neither Grantor nor, to the best of Grantor's knowledge, any other Person has ever caused or permitted any Regulated Substance to be generated, placed, held, located or disposed of on, under or in the Property;

            (c) Neither Grantor nor, to the best of Grantor's knowledge, any other Person has ever used the Property as a dump site, permanent or temporary storage site or transfer station for any Regulated Substance;

            (d) Grantor has received no notice of, and is not aware of, any actual or alleged violation of any Environmental Law affecting the Property or any activity conducted on the Property; and

            (e) To the best of Grantor's knowledge, no action or proceeding is pending before or appealable from any court, quasi-judicial body or administrative agency relating to the enforcement of any Environmental Law affecting the Property or any activity conducted on the Property.

Grantor will indemnify Beneficiary against and hold Beneficiary harmless from any loss, claim, damage or expense, including attorneys' fees and other litigation expenses, incurred by Beneficiary in connection with any claim that any of the matters represented and warranted by Grantor in this section are inaccurate or untrue. The indemnity provided for in the preceding sentence is a part of the Secured Obligations but will survive payment or performance of the other Secured Obligations and the release, foreclosure or other discharge of this Deed of Trust.

                                    ARTICLE 4
                         GRANTOR'S AFFIRMATIVE COVENANTS

         4.1 PAYMENTS UNDER INDENTURE. Grantor will pay the principal of and interest on the Bonds, and all charges, fees and other sums payable under the Bond Documents, on the date when each such payment is due, without notice or demand.

         4.2 PERFORMANCE OF OTHER OBLIGATIONS. Grantor will promptly and strictly perform and comply with all other covenants, conditions and prohibitions required of Grantor by the terms of the Bond Documents.

         4.3 PAYMENT OF TAXES.

            (a) Property Taxes. Grantor will pay, before delinquency, all taxes and assessments, general or special, that may be levied or imposed at any time against the Property, the Chattels or the Intangible Personalty. Within 30 days after each payment of any such tax or assessment, Grantor will deliver to Beneficiary, if so requested by Beneficiary, a copy of an official receipt for such payment.

            (b) Intangible Taxes. If any tax, assessment or similar charge (other than customary taxes on net income) is imposed against the Indenture, against Beneficiary or against any interest of Beneficiary in any real or personal property encumbered hereby, Grantor will pay such tax, assessment or other charge before delinquency.

            (c) Right to Contest. Notwithstanding any other provision of this section, Grantor will not be deemed to be in default solely by reason of Grantor's failure to pay any tax, assessment or similar governmental charge so long as, in Beneficiary's reasonable judgment, each of the following conditions is satisfied:

               (i) Grantor is engaged in and diligently pursuing in good faith administrative or judicial proceedings appropriate to contest the validity or amount of such tax, assess ment or charge, and has made such reservation as GAAP may require with regard to the disputed amount; and

               (ii) Grantor's payment of such tax, assessment or charge would necessarily and materially prejudice Grantor's prospects for success in such proceedings; and

               (iii) Nonpayment of such tax, assessment or charge will not result in the loss or forfeiture of any property encumbered hereby or any interest of Beneficiary therein; and

               (iv) Before the tax, assessment or charge becomes delinquent, Grantor notifies Beneficiary that Grantor intends to allow such delinquency to occur.

      If Beneficiary determines that any one or more of such conditions is not satisfied or is no longer satisfied, Grantor will pay the tax, assessment or charge in question, together with any interest and penalties thereon, within 30 days after Beneficiary gives notice of such determination.

         4.4 MAINTENANCE OF INSURANCE.

            (a) Coverages Required. Grantor will maintain in force such insurance as is required by the terms of the Indenture and will provide Beneficiary such evidence of such insurance as is required by the terms of the Indenture. In particular, Grantor will keep the Property and Chattels insured with casualty insurance in an amount at least equal to the principal amount of Bonds from time to time outstanding, as well as business interruption insurance in such amount as is customarily carried by similar businesses of similar size. All insurance maintained pursuant to this section shall name Beneficiary as an additional insured or mortgagee under a standard mortgagee clause, as applicable, and shall be issued by a carrier or carriers meeting the financial stability and size requirements of the Indenture.

            (b) Renewal Policies. Within 30 days after each anniversary of the date of the Indenture, Grantor will deliver to Beneficiary evidence of Grantor's compliance with the requirements of paragraph (a) above from an insurance broker or consultant.

            (c) Hazard Insurance Proceeds. As promptly after the occurrence of any insured casualty to the Property as is reasonably possible, Grantor's board of directors shall in good faith determine the amount of damage to the Property, and shall notify Beneficiary of the amount (the "Casualty Damage Amount") so determined. If the Casualty Damage Amount is less than $1,000,000, then any insurance proceeds received by Beneficiary with respect to the casualty shall be paid over forthwith to Grantor to pay for repairs or replacements necessitated by the casualty. If the Casualty Damage Amount is $1,000,000 or more, Beneficiary shall create a Restoration Collateral Account with respect to such casualty in accordance with Section 11.01 of the Indenture and deposit such proceeds in such Restoration Collateral Account. Within 90 days after the occurrence of any casualty such that the Casualty Damage Amount is $1,000,000 or more, Grantor will notify Beneficiary either that Grantor will restore the Property as nearly as possible to the condition and value it had before the casualty, or that Grantor's board of directors has determined in good faith that it would not be economically feasible for Grantor to restore the Property to such prior condition and value.

               (i) If Grantor notifies Beneficiary that Grantor will restore the Property, then Grantor shall proceed with reasonable diligence and in a workmanlike manner to do so, and the funds deposited by Beneficiary in the Restoration Collateral Account shall be made available by Beneficiary to Grantor to pay the cost of such restoration in accordance with the provisions of subsection (d) below.

               (ii) If Grantor notifies Beneficiary that Grantor has determined not to restore the Property, then Grantor will, not later than 60 days after giving such notice to Beneficiary, redeem Bonds in such principal amount, if any, as is necessary to cause the ratio of the aggregate principal amount of Bonds outstanding after such redemption to Appraisal Value (as of a date after the occurrence of the casualty in question) to be at least 80%. Such Bonds shall be redeemed at a redemption price equal to 100% of their principal amount plus accrued interest to the date of redemption in accordance with Sections 3.01 through 3.06 of the Indenture. The funds deposited by Beneficiary in the Restoration Collateral Account shall be made available by Beneficiary to Grantor to pay the costs and expenses of such redemption, including but not limited to the payment of the principal of and interest on the Bonds to be redeemed.

            (d) Restoration Disbursements. Grantor may request that funds in the Restoration Collateral Account created with respect to a particular casualty be disbursed (each such disbursement being referred to as a "Restoration Disbursement") to Grantor upon satisfaction of the following conditions:

               (i) Any such request must be in writing and must be delivered to Beneficiary not later than 12:00 noon (Colorado time) on the first Business Day preceding the date of the requested disbursement.

               (ii) Any such request shall be executed by an Officer and shall specify the requested date of disbursement, the aggregate amount of the disbursement and the proposed uses of the disbursement.

               (iii) Any such request shall be accompanied by a certificate of an Officer certifying that (A) the amount of the requested Restoration Disbursement does not exceed the amount payable to the specified Person(s) and such amount has either been advanced by Grantor or is justly due to contractors, subcontractors, materialmen, engineers, architects or other Persons who have rendered services or provided materials in connection with the restoration of the Property; (B) the Restoration Disbursement will be used solely for the purpose of paying the amounts specified in the request or for reimbursing Grantor or third parties for amounts previously paid for the same purposes by Grantor or by such third parties; (C) to Grantor's knowledge as of the date of such certificate, no payment is currently due (except for payments covered by such request and payments as to which Grantor is engaged or intends to engage in a good faith dispute pursuant to
          Section 4.9) from Grantor to any Person who, if not paid, could assert a mechanic's or materialman's lien against the Property that would have priority over the lien of this Deed of Trust; (D) no Event of Default has occurred and is continuing, or, to Grantor's knowledge, would result from the making of the requested Restoration Disbursement; and (E) Grantor's representations and warranties in
          Article 3 above are true and correct in all material respects as of the date of such certificate, except to the extent any such representation or warranty by its terms relates to a specified prior date.

      Upon satisfaction of the conditions set forth in this subsection (d), Beneficiary shall make each requested Restoration Disbursement not later than 12:00 noon (Colorado time) on the Business Day specified in Grantor's request.

            (e) Successor's Rights. Any Person who acquires title to the Property or the Chattels through foreclosure of this Deed of Trust will succeed to all of Grantor's rights under all policies of insurance maintained pursuant to this section.

            (f) Exception after Event of Default. Notwithstanding any other provision of this Section 4.4, if an Event of Default has occurred and is continuing, and if progress toward restoration of the Property has substantially ceased for a period of 30 days or more, then (i) Grantor shall return to Beneficiary any insurance proceeds previously paid to Grantor and not applied toward repair, replacement or restoration of the Property, and (ii) Beneficiary shall apply any such amount, together with any amount remaining in any Restoration Collateral Account created pursuant to Section 4.4(c), toward the Secured Obligations in such manner (consistent with the requirements of the Indenture) as Beneficiary may elect.

         4.5 PAYMENT OF UTILITIES. Grantor will pay when due all charges for water, sewer, electricity, natural gas and other utilities serving the Property.

         4.6 MAINTENANCE AND REPAIR OF PROPERTY AND CHATTELS. Grantor will at all times maintain the Property and the Chattels in good condition and repair, will diligently prosecute the completion of any building or other improvement that is at any time in the process of construction on the Property, and, to the extent provided in Sections 4.4(c) and 4.8 of this Deed of Trust, will promptly repair, restore, replace or rebuild any part of the Property or the Chattels that may be affected by any casualty or any public or private taking of or injury to the Property or the Chattels. Beneficiary and any Person authorized by

Beneficiary may enter and inspect the Property at all reasonable times, and may inspect the Chattels, wherever located, at all reasonable times.

         4.7 COMPLIANCE WITH LAWS. Grantor will comply in all material respects with all statutes, ordinances and other governmental or quasi-governmental requirements and private covenants relating to the ownership, construction, use or operation of the Property, including but not limited to all Environmental Laws; provided, that so long as Grantor is not otherwise in default hereunder, Grantor may proceed diligently and in good faith to contest the validity or applicability of any such statute, ordinance, requirement or covenant.

         4.8 EMINENT DOMAIN OR PRIVATE DAMAGE. If all or any part of or interest in any property encumbered by this Deed of Trust is taken or damaged by eminent domain or any other public or private action, or is sold under threat of condemnation (any of which events is referred to as a "Condemnation"), Grantor will notify Beneficiary promptly of the time and place of all meetings, hearings, trials and other proceedings relating to such Condemnation. Beneficiary may participate in all negotiations and appear and participate in all judicial or arbitration proceedings concerning any award or payment that may be due as a result of such Condemnation. As promptly after the occurrence of any such Condemnation as is reasonably possible, Grantor's board of directors shall in good faith determine the amount of damage resulting to the Property, and shall notify Beneficiary of the amount (the "Condemnation Damage Amount") so determined. If the Condemnation Damage Amount is less than $1,000,000, Grantor shall be entitled to receive the entire amount of any award or payment with respect to the Condemnation, and shall proceed with reasonable diligence and in a workmanlike manner to restore, repair or rebuild affected portions of the Property so that the Property has, as nearly as possible, the same condition and value it had before the Condemnation. If the Condemnation Damage Amount is $1,000,000 or more, such award or payment shall be collected by Beneficiary, who shall create a Restoration Collateral Account with respect to such Condemnation and shall deposit the award or payment in such Restoration Collateral Account. Within 60 days after the funding of such Restoration Collateral Account, Grantor will apply the entire amount deposited in such Restoration Collateral Account to redeem Bonds at a redemption price equal to 100% of principal amount plus accrued interest to the date of redemption in accordance with Sections 3.01 through 3.06 of the Indenture. The funds deposited by Beneficiary in the Restoration Collateral Account shall be made available by Beneficiary to Grantor to pay the costs and expenses of such redemption, including but not limited to the payment of the principal of and interest on the Bonds to be redeemed.

         4.9 MECHANICS' LIENS. Grantor will keep the Property free and clear of all liens and claims of liens by contractors, subcontractors, mechanics, laborers, materialmen and other such Persons, and will cause any recorded statement of any such lien to be released of record within 30 days after learning of the recording thereof. Notwithstanding the preceding sentence, however, Grantor will not be deemed to be in default under this section if and so long as Grantor contests in good faith the validity or amount of any asserted lien and diligently prosecutes or defends an action (on its own behalf and, if Beneficiary is made a party to any such action, on behalf of Beneficiary as well) appropriate to obtain a binding determination of the disputed matter; provided, that (a) Grantor shall notify Beneficiary of the pendency of any such dispute, (b) Grantor shall make such reservation as GAAP may require with regard to the disputed amount, and (c) if any such asserted lien is finally determined to be valid and enforceable, Grantor will, not less than 15 days before all or any part of the Property would be sold to enforce such lien, cause such lien to be discharged and any proceedings for the sale of the Property to be terminated. Grantor will indemnify Beneficiary against and hold Beneficiary harmless from any loss, damage or expense, including attorneys' fees and other litigation expenses, incurred by Beneficiary as a result of any default by Grantor under this section, and Grantor's obligations under this sentence shall survive foreclosure of this Deed of Trust.

         4.10 ENVIRONMENTAL CLAIMS. Grantor will indemnify Beneficiary against and hold Beneficiary harmless from any loss, damage or expense, including attorneys' fees and other expenses, incurred by Beneficiary in connection with the investigation, defense or settlement of any claim, whether or not valid and whether asserted by a governmental agency or a private party, that (a) any part of the Property is contaminated or otherwise affected by the presence of any Regulated Substance, or (b) the Property or any activity conducted at any time on the Property is wholly or partly responsible for the presence elsewhere of any Regulated Substance, or in connection with any cleanup or other remediation actions that may be imposed on or agreed to by Beneficiary in connection with any such claim. The indemnity provided for in this section is a part of the Secured Obligations but will survive payment or performance of the other Secured Obligations and the release, foreclosure or other discharge of this Deed of Trust.

         4.11 DEFENSE OF ACTIONS. Grantor will defend, at Grantor's expense, any action, proceeding or claim that (a) affects any property encumbered hereby or any interest of Beneficiary in such property or in the Secured Obligations, or
(b) arises under, grows out of or is in any way connected with any Lease or the rights or obligations of Grantor or Beneficiary under any Lease.

         4.12 FURTHER ASSURANCES. Grantor will execute and deliver to Beneficiary on demand, and pay the costs of preparation and recording thereof, any further documents that Beneficiary may request to confirm or perfect the liens and security interests created or intended to be created hereby, or to confirm or perfect any evidence of the Secured Obligations, including but not limited to financing statements in connection herewith.

                                    ARTICLE 5
                          GRANTOR'S NEGATIVE COVENANTS

         5.1 WASTE. Grantor will not commit or permit any waste with respect to the Property or the Chattels; provided, that no demolition, excavation or other work needed to prepare the Property for Grantor's construction, alteration, expansion or reconstruction of Grantor's proposed integrated warehouse, office, retail store and training facility shall be deemed to constitute waste.

         5.2 ADDITIONAL TAX BURDEN. Except with the prior written consent of Beneficiary (which consent shall not be withheld unreasonably), Grantor will not initiate, join in or consent to any action or proposal to include all or any part of the Property in any special improvement district or other special district or taxing authority that does not include the Property on the date of this Deed of Trust.

         5.3 USE OF REGULATED SUBSTANCES. Except in the ordinary course of business and as permitted by applicable law, Grantor will not cause or permit all or any part of the Property to be used to manufacture, generate, store, transfer, treat, recycle or dispose of any Regulated Substance. Grantor will indemnify Beneficiary against, and hold Beneficiary harmless from, any loss, claim, damage or expense, including attorneys' fees and other litigation expenses, incurred by Beneficiary in connection with any actual or alleged violation of the preceding sentence. Such indemnity is a part of the Secured Obligations but will survive payment or performance of the other Secured Obligations and the release, foreclosure or other discharge of this Deed of Trust.

         5.4 TRANSFER OF PROPERTY. Except as permitted by Article 5 of the Indenture and Section 9.2 of this Deed of Trust, Grantor will not, without the prior written consent of Beneficiary, (a) transfer fee title to the Property,
(b) lease all or substantially all of the Property under a lease that has a primary term of 50 years or more, or (c) enter into any lease or other arrangement before March 31,

2000, that would result in the occurrence of an Event of Default under Section 6.01(9) of the Indenture. In the event Grantor leases all or substantially all of the Property, Grantor will not, except with the prior written consent of Beneficiary, collect rent under such lease more than one month in advance.

         5.5 TRANSFER OR REMOVAL OF CHATTELS. Grantor will not sell, transfer or remove from the Property all or any part of the Chattels, unless the items sold, transferred or removed are simultaneously replaced with similar items of equal or greater value.

         5.6 CHANGE OF NAME. Grantor will not change the name under which Grantor does business, or adopt or begin doing business under any other name or assumed or trade name, without first notifying Beneficiary of Grantor's intention to do so and delivering to Beneficiary such executed modifications or supplements to this Deed of Trust (and to any financing statement that may be filed in connection herewith) as Beneficiary may require to maintain the perfected status of the security interests granted in this Deed of Trust.

         5.7 IMPROPER USE OF PROPERTY OR CHATTELS. Grantor will not use the Property or the Chattels for any purpose or in any manner that violates any applicable law, ordinance or other governmental requirement, the requirements or conditions of any insurance policy, or any private covenant that is recorded in the real property records of Adams County, Colorado, and runs with title to the Property.

                                    ARTICLE 6
                         ASSIGNMENT OF LEASES AND RENTS

         6.1 ASSIGNMENT OF LEASES. Grantor assigns and transfers to Beneficiary all of Grantor's right, title and interest in and to the Leases.

         6.2 ASSIGNMENT OF RENTS AND OTHER INCOME. As a partial source of payment of the Secured Obligations, and as additional security for the payment and performance of all of the Secured Obligations, Grantor assigns and transfers to Beneficiary all of Grantor's right, title, and interest in and to all deposits (whether for security or otherwise), rents, issues, profits, revenues, royalties and benefits of every nature arising from the occupancy or other use of all or any part of the Property.

         6.3 BENEFICIARY'S RIGHT OF POSSESSION. At any time after the execution of this Deed of Trust, Beneficiary may, at Beneficiary's option, enter and take possession of the premises affected by any Lease and perform all acts necessary for the operation and maintenance of such premises in the same manner and to the same extent as Grantor could do the same things. Without limiting the effect of the preceding sentence, Beneficiary is empowered, but shall have no obligation, to collect the rents, income, and profits accruing under the Leases or any of them, to enforce payment and performance of the lessee's obligations under any Lease, to exercise all of the rights and privileges of Grantor under any Lease, including the right to fix or modify rents, to demand and sue for possession of the premises covered by any Lease, and to relet such premises and collect the rents, income, and profits resulting from such reletting. Beneficiary will from time to time apply the net income derived under the Leases, after payment of all proper costs and charges, to the Secured Obligations in such order as Beneficiary may elect, but Beneficiary will in no event be accountable for any amount not actually received by Beneficiary pursuant to this Article 6.

         6.4 REVOCABLE WAIVER OF BENEFICIARY'S RIGHTS. By accepting this Deed of Trust, Beneficiary waives the right to exercise the rights and powers granted to Beneficiary in Section 6.3 above, and covenants and agrees not to revoke such waiver until and unless an Event of Default has occurred. If any such Event of Default occurs, Beneficiary may at any time (including the time covered by any foreclosure proceeding and the period provided for redemption, if any) during the continuation of such Event of Default revoke such waiver without notice, and upon such revocation may proceed to exercise any or all of the rights and powers conferred on Beneficiary in Section 6.3.

         6.5 DIRECTION TO LESSEES. Grantor hereby irrevocably agrees and directs that the lessee under each Lease shall, upon demand and notice from Beneficiary that Beneficiary has revoked the waiver contained in Section 6.4 above, pay all rents, income, and profits under such Lease to Beneficiary, without liability on the part of such lessee for determining the validity or propriety of Beneficiary's revocation of such waiver, and notwithstanding any claim by Grantor that Beneficiary's revocation of such waiver is invalid or improper. Grantor will have no claim against any such lessee for any rents or other sums paid by such lessee to Beneficiary.

         6.6 LIMITATION ON BENEFICIARY'S DUTIES; INDEMNIFICATION. Until Beneficiary actually enters and takes possession of the premises immediately affected by any Lease, nothing in this Deed of Trust shall make Beneficiary responsible for the condition, safety, control, care, management or repair of such premises. Nothing in this Deed of Trust or any other Bond Document shall be construed to bind Beneficiary at any time to the performance of any of the terms or provisions contained in any Lease, or otherwise to impose any obligation on Beneficiary, including, without limitation, any liability under any covenant of quiet enjoyment contained in any Lease if any Lease is terminated or any lessee dispossessed upon foreclosure of any of the Bond Documents.

         6.7 REASSIGNMENT BY BENEFICIARY. Beneficiary may assign all of Grantor's right, title and interest in any or all Leases (to the extent of the interests in such Leases conferred upon Beneficiary by the terms of this Article
6) to any subsequent owner of the Secured Obligations, or to any Person who acquires title to the Property through foreclosure or otherwise. No Person who acquires title to the Property through or in lieu of foreclosure shall have any obligation to account to Grantor for any rents, income or profits that accrue after such Person acquires title to the Property.

                                    ARTICLE 7
                                EVENTS OF DEFAULT

         Each of the following will constitute an Event of Default under this Deed of Trust:

         7.1 INDENTURE EVENT OF DEFAULT. The occurrence of any of the events enumerated in Section 6.01 of the Indenture.

                                    ARTICLE 8
                             BENEFICIARY'S REMEDIES

         If an Event of Default has occurred and is continuing, Beneficiary may exercise any remedy available at law or in equity, including but not limited to those listed below and those listed in the other Bond Documents, in such sequence or combination as Beneficiary may determine in Beneficiary's sole discretion, and without being required to demonstrate any actual impairment of its security:

         8.1 PERFORMANCE OF DEFAULTED OBLIGATIONS. Beneficiary may make any payment or perform any other obligation under the Bond Documents that Grantor has failed to make or perform, and Grantor hereby irrevocably appoints Beneficiary as the true and lawful attorney-in-fact for Grantor to make any such payment and perform any such obligation in the name of Grantor. All payments made and expenses (including attorneys' fees) incurred by Beneficiary in this connection, together with interest thereon at the rate borne by the Bonds from the date paid or incurred until repaid, will be part of the Secured Obligations and will be immediately due and payable by Grantor to Beneficiary. In lieu of advancing Beneficiary's own funds for such purposes, Beneficiary may use any funds of Grantor that may be in Beneficiary's possession, including but not limited to insurance or condemnation proceeds.

         8.2 SPECIFIC PERFORMANCE AND INJUNCTIVE RELIEF. Notwithstanding the availability of legal remedies, Beneficiary will be entitled to obtain specific performance, mandatory or prohibitory injunctive relief or other equitable relief requiring Grantor to cure or refrain from repeating any Default.

         8.3 ACCELERATION OF SECURED OBLIGATIONS. Beneficiary may, without notice or demand, declare all of the Secured Obligations immediately due and payable in full.

         8.4 SUIT FOR MONETARY RELIEF. With or without accelerating the maturity of the Secured Obligations, Beneficiary may sue from time to time for any payment due under any of the Bond Documents, or for money damages, including attorneys' fees and costs. resulting from Grantor's Default under any of the Bond Documents.

         8.5 POSSESSION OF PROPERTY. To the extent permitted by law, Beneficiary may enter and take possession of the Property without seeking or obtaining the appointment of a receiver, may employ a managing agent for the Property and may lease or rent all or any part of the Property, either in Beneficiary's name or in the name of Grantor, and may collect the rents, issues and profits of the Property. Any revenues collected by Beneficiary under this section will be applied first toward payment of all expenses (including attorneys' fees) incurred by Beneficiary, together with interest thereon at the rate borne by the Bonds from the date incurred until repaid, and the balance, if any, will be applied against the Secured Obligations.

         8.6 ENFORCEMENT OF SECURITY INTERESTS. Beneficiary may exercise all rights of a secured party under the Colorado Uniform Commercial Code with respect to the Chattels and the Intangible Personalty, including but not limited to taking possession of, holding and selling the Chattels and enforcing or otherwise realizing on any accounts and general intangibles. Any requirement for reasonable notice of the time and place of any public sale, or of the time after which any private sale or other disposition is to be made, will be satisfied by Beneficiary's giving of such notice to Grantor at least 15 days prior to the time of any public sale or the time after which any private sale or other intended disposition is to be made. To the extent permitted by applicable law, Beneficiary may, at Beneficiary's option, cause Trustee to sell any or all of the Chattels, the Intangible Personalty or other personal property as part of the sale of the Property, without making any distinction between real and personal property.

         8.7 FORECLOSURE AGAINST PROPERTY. Beneficiary may foreclose this Deed of Trust, insofar as it encumbers the Property, either by judicial action or through Trustee. Foreclosure through Trustee will be initiated by Beneficiary's filing of its notice of election and demand for sale with Trustee. Upon the filing of such notice of election and demand for sale, Trustee shall promptly comply with all notice and other requirements of the laws of Colorado then in force with respect to such sales, and shall give four weeks' public notice of the time and place of such sale by advertisement weekly in some newspaper of general circulation then published in the County or City and County in which the Property is located. Any sale conducted by Trustee pursuant to this section shall be held at the front door of the county courthouse for such County or City and County, or on the Property, or at such other place as similar sales are then customarily held in such County or City and County, provided that the actual place of sale shall be specified in the notice of sale. Beneficiary may bid at any such sale, and (except insofar as

Trustee's fees and other expenses of sale are required by law to be paid in cash) may pay any such bid in whole or in part by credit against the Secured Obligations rather than in cash. The proceeds of any sale under this section shall be applied first to the fees and expenses of the officer conducting the sale, and then to the reduction or discharge of the Secured Obligations in such order as Beneficiary may elect; any surplus remaining shall be paid over to Grantor or to such other Person or Persons as may be lawfully entitled to such surplus. At the conclusion of any foreclosure sale, the officer conducting the sale shall execute and deliver to the purchaser at the sale a certificate of purchase, which shall describe the property sold to such purchaser and shall state that upon the expiration of the applicable periods for redemption, the holder of such certificate will be entitled to a deed to the property described in the certificate. After the expiration of all applicable periods of redemption, unless the property sold has been redeemed by Grantor, the officer who conducted such sale shall, upon request, execute and deliver an appropriate deed to the holder of the certificate of purchase or the last certificate of redemption, as the case may be. Nothing in this section dealing with foreclosure procedures or specifying particular actions to be taken by Beneficiary or by Trustee or any similar officer shall be deemed to contradict or add to the requirements and procedures now or hereafter specified by Colorado law, and any such inconsistency shall be resolved in favor of Colorado law applicable at the time of foreclosure.

         8.8 APPOINTMENT OF RECEIVER. Beneficiary shall be entitled, as a matter of absolute right and without regard to the value of any security for the Secured Obligations or the solvency of any Person liable therefor, to the appointment of a receiver for the Property on ex parte application to any court of competent jurisdiction. To the extent permitted by law, Grantor waives any right to any hearing or notice of hearing prior to the appointment of a receiver. Such receiver and his agents shall be empowered (a) to take possession of the Property, (b) to exclude Grantor and Grantor's agents, servants and employees from the Property, or, at the option of the receiver, in lieu of such exclusion, to collect a fair market rental from any such Persons occupying any part of the Property, (c) to collect the rents, issues, profits and income therefrom, (d) to complete any construction that may be in progress, (e) to do such maintenance and make such repairs and alterations as the receiver deems necessary, (f) to use all stores of materials, supplies and maintenance equipment on the Property and replace such items at the expense of the receivership estate, (g) to pay all taxes and assessments against the Property and the Chattels, all premiums for insurance thereon, all utility and other operating expenses, and all sums due under any prior or subsequent encumbrance,
(h) to borrow from Beneficiary such funds as may reasonably be necessary to the effective exercise of the receiver's powers, on such terms as may be agreed upon by the receiver and Beneficiary, and (i) generally to do anything that Grantor could legally do if Grantor were in possession of the Property. All expenses incurred by the receiver or his agents, including obligations to repay funds borrowed by the receiver, shall constitute a part of the Secured Obligations. Any revenues collected by the receiver shall be applied first to the expenses of the receivership, including attorneys' fees incurred by the receiver and by Beneficiary, together with interest thereon at the rate borne by the Bonds from the date incurred until repaid, and the balance shall be applied toward the Secured Obligations or in such other manner as the court may direct. Unless sooner terminated with the express consent of Beneficiary, any such receivership will continue until the Secured Obligations have been discharged in full, or until title to the Property has passed after foreclosure sale and all applicable periods of redemption have expired.

                                    ARTICLE 9
                            MISCELLANEOUS PROVISIONS

         9.1 REPLACEMENT OF TRUSTEE. Beneficiary may at any time, with or without cause, elect to replace the Trustee named at the beginning of this Deed of Trust. Beneficiary may exercise such election by notifying Trustee of such replacement, signing and acknowledging an instrument appointing a successor Trustee and recording such instrument in the real property records of the County or City and

County in which the Property is located. Any such successor Trustee may be replaced by Beneficiary in the same manner. If (and only if) Beneficiary exercises the right to replace the Trustee originally named, the following provisions shall become applicable:

            (a) Trustee will not be liable for any error in judgment or for any act done in good faith by Trustee, nor will Trustee be otherwise accountable or responsible, except for Trustee's own bad faith or willful misconduct, under any circumstances whatever. Trustee will not be personally liable, in the event Trustee or any other Person acting under the powers granted Trustee under this Deed of Trust enters or takes possession of the Property, for debts contracted or for liability or damages incurred in the management or operation of the Property. Trustee may rely absolutely on any document, instrument or signature purporting to authorize or support any action by Trustee under this Deed of Trust which Trustee believes in good faith to be genuine. Grantor will from time to time pay Trustee all compensation due Trustee under this Deed of Trust, will reimburse Trustee for all expenses, including attorneys' fees, incurred by Trustee in the performance of Trustee's duties under this Deed of Trust, and will indemnify Trustee and hold Trustee harmless against any loss, claim, damage or expense incurred by Trustee in connection with the performance of such duties.

            (b) Any funds received by Trustee shall, until used or applied as provided in this Deed of Trust, be held in trust for the purposes for which they were received. Except to the extent required by law, such funds need not be segregated from other funds held in trust by Trustee. In no event shall Trustee or Beneficiary be liable to pay interest on any funds held by Trustee.

            (c) Trustee may resign by giving 30 days' notice of resignation in writing to Beneficiary.

            (d) Any successor Trustee appointed pursuant to this section will, without further act, deed or conveyance, automatically become vested with all of the rights, powers, interests and trusts which had been held by such successor Trustee's predecessor, with the same effect as though the successor Trustee had originally been named Trustee in this Deed of Trust. Nevertheless, at the request of Beneficiary or of the successor Trustee, the former Trustee shall execute and deliver to the successor Trustee an instrument in recordable form, transferring to the successor Trustee all of the former Trustee's rights, powers, interests and trusts under this Deed of Trust, and shall also transfer and deliver to the successor Trustee any property or funds held by the former Trustee in the former Trustee's capacity as trustee under this Deed of Trust.

            (e) Trustee may authorize one or more Persons to act on Trustee's behalf in the performance of ministerial acts under this Deed of Trust, including but not limited to the transmittal and posting of notices.

         9.2 COOPERATION WITH DEVELOPMENT AND LEASING. By accepting this Deed of Trust, Beneficiary acknowledges that Grantor is in the process of developing the Property, that final decisions have yet to be made by Grantor and governmental or quasi-governmental authorities, as well as utility companies and other private parties, regarding the location and configuration of roadways that may abut the Property and the exact scope and location of various other public and private improvements associated with the development of the Property, and that such authorities and other parties are likely to require, as part of normal development processes, the execution of various documents (including but not limited to a resubdivision plat, subordination of the lien of this Deed of Trust to easements or similar interests, and lien releases as to any land dedicated to public use) by the holder of any lien or monetary encumbrance on the Property. Beneficiary also acknowledges that Grantor intends to lease certain unimproved portions of the Property to third parties who will incur the cost of constructing improvements and who may be expected to require assurance that their right to possession in accordance with the terms of their leases will not be disturbed in the event of any foreclosure of this Deed of Trust. Accordingly, Beneficiary agrees to execute and deliver such documents as Grantor may request from time to time, provided that each of the following conditions is satisfied:

            (a) Each such request shall be in writing, shall describe with particularity the document or documents Beneficiary is asked to execute, shall specify the time within which such execution is necessary (which shall not be less than 20 days after the date of Beneficiary's receipt of the request), and shall confirm Grantor's agreement to reimburse Beneficiary upon request for any out-of-pocket expense reasonably incurred by Beneficiary in complying with such request;

            (b) At the time of Beneficiary's receipt of any such request, no Event of Default shall have occurred and be continuing;

            (c) Any such request shall be accompanied by the certificate of an Officer, stating that the requested action by Beneficiary is of material importance to the development of the Property and will have no material adverse effect on the value of the Property or the rights of Beneficiary with respect to the Property, and by an Opinion of Counsel to the effect that Beneficiary's execution and delivery of the requested documents are
      (i) consistent with any applicable provision of the TIA and any applicable subdivision law or ordinance, and (ii) required by the terms of this section; and

            (d) If any document to be executed would have the effect of releasing the lien of this Deed of Trust as to any portion of the Property, the request shall also be accompanied by (i) a certificate or opinion of National Valuation Consultants, Inc., or of another appraiser who is a Member of the Appraisal Institute reasonably acceptable to Beneficiary, to the effect that the fair value of such portion of the Property, together with the fair value of any other portions of the Property previously released, is not more than $500,000, determined on a basis consistent with the basis of the appraisal dated January 20, 1995 and prepared by National Valuation Consultants, Inc., (ii) any other certificate, opinion or other document required by the provisions of subsection 314(d) of the TIA, and (iii) the written commitment of the issuer of the title insurance policy that insures in Beneficiary the lien of this Deed of Trust that such title insurer will, upon recording of the instrument of partial release to be executed by Beneficiary, issue an endorsement to the such title insurance policy, insuring the continued validity and priority of the lien of this Deed of Trust as to all portions of the Property not expressly released from such lien.

Nothing in this section will obligate Beneficiary to execute any document giving assurance to a tenant or prospective tenant unless such document confirms that such tenant's lease is subordinate to the lien of this Deed of Trust, requires the tenant to attorn to and recognize as successor landlord any Person who acquires title to the Property through or in lieu of foreclosure of this Deed of Trust, and absolves Beneficiary (and any other Person who may acquire title to the Property through or in lieu of foreclosure of this Deed of Trust) of any liability or responsibility for any act or omission of Grantor.

         9.3 TIME OF THE ESSENCE. Time is of the essence with respect to all provisions of the Bond Documents.

         9.4 FORBEARANCE NOT A WAIVER; RIGHTS AND REMEDIES CUMULATIVE. Beneficiary's rights and remedies under each of the Bond Documents are cumulative of the rights and remedies available to Beneficiary under each of the other Bond Documents and those otherwise available to Beneficiary at law or in equity. No delay by Trustee or Beneficiary in exercising any right or remedy provided herein or otherwise afforded by law or equity shall be deemed a waiver of or preclude the exercise of such right or remedy, and no act of Beneficiary shall be construed as an election to proceed under any particular provision of any Bond Document to the exclusion of any other provision in the same or any other Bond Document, or as an election of remedies to the exclusion of any other remedy that may then or thereafter be available to Beneficiary. All such rights and remedies may be exercised concurrently, independently or successively in any order whatsoever and as often as the occasion therefor arises. Neither Beneficiary's taking action pursuant to Section 8.1 nor Beneficiary's receipt of proceeds, awards, damages, rents or other payments pursuant to Sections 4.4(c), 4.8, 6.4, 8.5 or 8.8 shall be deemed to cure any Default or impair any right or remedy available to Beneficiary under Article 8 hereof.

         9.5 NO IMPLIED WAIVERS. Beneficiary shall not be deemed to have waived any provision of any Bond Document unless such waiver is in writing and is signed by Beneficiary. Without limiting the generality of the preceding sentence, Beneficiary's acceptance of any payment with knowledge of a Default shall not be deemed a waiver of such Default, and no waiver by Beneficiary of any particular Default on the part of Grantor shall be deemed a waiver of any other Default or of any similar Default in the future. No Event of Default may be waived except in the manner provided in Section 6.04 of the Indenture.

         9.6 DEALINGS WITH SUCCESSOR OWNERS. If the Property or any interest in the Property is transferred to any Person other than Grantor, whether voluntarily or involuntarily and whether or not Beneficiary has consented to such transfer, then Beneficiary may deal with such successor owner in all matters relating to the Secured Obligations, and except as provided in Section
5.02 of the Indenture, no such dealings, including but not limited to any change in the terms of the Secured Obligations, will be deemed to discharge or impair the obligations of Grantor to Beneficiary under the Bond Documents.

         9.7 NO THIRD PARTY RIGHTS. No Person shall be a third party beneficiary of any provision of any of the Bond Documents. All provisions of the Bond Documents favoring Beneficiary are intended solely for the benefit of Beneficiary, and no third party shall be entitled to assume or expect that Beneficiary will not waive or consent to modification of any such provision in Beneficiary's sole discretion.

         9.8 PRESERVATION OF LIABILITY AND PRIORITY. Without affecting the liability of Grantor or of any other Person (except a Person expressly released in writing) for payment and performance of all of the Secured Obligations, and without affecting the rights of Beneficiary with respect to any security not expressly released in writing, and without impairing in any way the priority of this Deed of Trust over the interests of any Person acquired or first evidenced by recording subsequent to the recording hereof, Beneficiary may, either before or after the maturity of the Bonds, and without notice or consent: (a) release any Person liable for payment or performance of all or any part of the Secured Obligations; (b) make any agreement altering the terms of payment or performance of all or any of the Secured Obligations; (c) exercise or refrain from exercising, or waive, any right or remedy that Beneficiary may have under any of the Bond Documents; (d) accept additional security of any kind for any of the Secured Obligations; or (e) release or otherwise deal with any real or personal property securing the Secured Obligations. Any Person acquiring or recording evidence of any interest of any nature in the Property, the Chattels or the Intangible Personalty shall be deemed, by acquiring such interest or recording any evidence thereof, to have agreed and consented to any or all such actions by Beneficiary. Grantor and, to the extent permitted by law, any Person who consents to this Deed of Trust or who has or acquires an interest in the Property, each waive any right to require any marshalling of assets in connection with Beneficiary's exercise of any remedy provided for in this Deed of Trust or otherwise available to Beneficiary.

         9.9 SUBROGATION OF BENEFICIARY. Beneficiary shall be subrogated to the lien of any previous encumbrance discharged with funds advanced by Beneficiary under the Bond Documents, regardless of whether such previous encumbrance has been released of record.

         9.10 NOTICES. Any notice required or permitted to be given by Grantor or Beneficiary under any of the Bond Documents must be in writing and will be deemed given on personal delivery or on the third business day after the mailing thereof, by registered or certified United States mail, postage prepaid, to the appropriate party at its address shown on the first page of this Deed of Trust. Either party may change such party's address for notices by giving notice to the other party in accordance with this section, but no such change of address will be effective as against any Person without actual knowledge of the change.

         9.11 FIXTURE FILING. This Deed of Trust is intended to serve as a financing statement under the Colorado Uniform Commercial Code with respect to any fixtures that may at any time be part of the Property or the Chattels, and the recording of this Deed of Trust is intended to constitute a "fixture filing" for purposes of such Uniform Commercial Code. In this context, Grantor is to be regarded as a "debtor" and Beneficiary is to be regarded as a "secured party", and the addresses of the debtor and the secured party are deemed to be those given for Grantor and Beneficiary in Sections 1.1 and 1.2, respectively.

         9.12 DEFEASANCE. Upon payment and performance in full of all of the Secured Obligations, Beneficiary will execute and deliver to Grantor such documents as may be required to release this Deed of Trust of record.

         9.13 SEVERABILITY. Wherever possible, each provision of the Bond Documents is to be interpreted so as to be effective and valid under applicable law. If any provision of any Bond Document is, for any reason and to any extent, invalid or unenforceable, then neither the remainder of the Bond Document in which such provision appears, nor any other Bond Document, nor the application of the provision to other Persons or in other circumstances, shall be affected by such invalidity or unenforceability.

         Signed and delivered as of the date first mentioned above.


ATTEST:                                ULTIMATE ELECTRONICS, INC., a Delaware
                                         corporation



_____________________________          By_______________________________________
            Secretary                   Vice President - Finance and
                                        Administration

STATE OF COLORADO       )
       CITY AND) ss.
COUNTY OF DENVER        )

         The foregoing instrument was acknowledged before me this day of March, 1995, by Alan E. Kessock as Vice President - Finance and Administration of Ultimate Electronics, Inc., a Delaware corporation.

            My commission expires:_____________________________________________

            Witness my hand and official seal.



                                   ____________________________________________
                                                 Notary Public

                                    EXHIBIT A
                                       TO
            DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT

                               (Legal Description)


PARCEL 1:

Commencing at the Southeast corner of the SE1/4 of the NW1/4 of Section 27, Township 2 South, Range 68 West of the 6th P.M., thence North 1320 feet, thence West 165 feet, thence South 1320 feet, thence East 165 feet, to place of beginning,

EXCEPT those portions conveyed to The Department of Highways, State of Colorado by deeds recorded August 2, 1956 in Book 621, at Page 426 and August 27, 1959 in Book 797, at Page 283,

AND EXCEPT that portion conveyed to Albert G. Storatz and Mildred R. Storatz by deeds recorded January 5, 1971 in Book 1656, at Page 270 and August 31, 1979 in Book 2382, at Page 339,

AND EXCEPT that portion conveyed to The City of Thornton by deed recorded October 19, 1978 in Book 2285, at Page 16,

County of Adams,
State of Colorado.


PARCEL 2:

That part of the Southwest quarter of the Northeast quarter (SW1/4NE1/4) of
Section 27, Township 2 South, Range 68 West of the 6th P.M. lying west of the West right of way of the Valley Highway and North of the North right of way line of 84th Avenue,

EXCEPT that portion conveyed to Albert G. Storatz and Mildred R. Storatz by deeds recorded January 5, 1971, in Book 1656 at Page 270 and August 31, 1979 in Book 2382 at Page 339,

County of Adams,
State of Colorado.

PARCEL 3:

A parcel of land in the SE1/4 of the NW1/4 of Section 27, Township 2 South, Range 68 West of the 6th P.M., in Adams County, Colorado, described as follows:

Beginning 165 feet West and 300 feet North of the Southeast corner of said SE1/4 of the NW1/4; thence North parallel with the East line of said SE1/4 of the NW1/4 a distance of 1024.38 feet to the North line of said SE1/4 of the NW1/4; thence West along the North line of said SE1/4 of the NW1/4 a distance of 1152.27 feet to the Northwest corner of said SE1/4 of the NW1/4; thence South along the West line of said SE1/4 of the NW1/4 a distance of 773.6 feet; thence East parallel with the South line of said SE1/4 of the NW1/4 a distance of 3.16 feet; thence South a distance of 501.0 feet to a point which is 5.2 feet East and 50.0 feet North of the Southwest corner of said SE1/4 of the NW1/4; thence East parallel with the South line of said SE1/4 of the NW1/4 a distance of 249.8 feet; thence North parallel with the West line of said SE1/4 of the NW1/4 a distance of 250.0 feet; thence East parallel with the South line of said SE1/4 of the NW1/4 a distance of 894.89 feet to the Point of Beginning.


PARCEL 4:

A parcel of land in the Southeast quarter of the Northwest quarter of Section 27, Township 2 South, Range 68 West of the 6th P.M., more particularly described as follows:

From the Southeast corner of the Northwest quarter of Section 27, Township 2 South, Range 68 West of the 6th P.M., Westerly along the South line of said Northwest quarter a distance of 510.50 feet; thence Northerly parallel to the East line of said Northwest l/4 a distance of 32.07 feet to the True Point of Beginning; thence continuing Northerly parallel to said East line a distance of
267.93 feet; thence Westerly parallel to the South line of the said Northwest quarter a distance of 100.00 feet; thence Southerly parallel to said East line a distance of 270.00 feet to the North right of way line of West 84th Avenue and
30.00 feet from the said South line; thence Easterly along said right of way line and parallel to said South line a distance of 89.65 feet; thence continuing along said right of way line at an angle of 11 degrees 18 minutes 30 seconds to the left a distance of 10.57 feet to the True Point of Beginning,

EXCEPT that portion conveyed to the County of Adams in Book 1278 at Page 346, more particularly described as follows:

     Beginning at the Southeast corner of the Northwest quarter of said Section 27; thence Westerly along the South line of said Northwest quarter a distance of 510.50 feet; thence Northerly parallel to the East line of said Northwest l/4 a distance of 32.07 feet to the True Point of Beginning; continuing Northerly parallel to said East line a distance of 17.93 feet; thence Westerly parallel to the said South line of the said Northwest quarter a distance of 100.00 feet;

     thence Southerly parallel to said East line a distance of 20.00 feet to the North right of way line of West 84th Avenue and 30.00 feet North of the South line of said Northwest quarter; thence Easterly along said right of way line and parallel to said South line a distance of 89.66 feet; thence continuing along said right of way line at an angle of 11 degrees 18 minutes 30 seconds to the left a distance of 10.57 feet to the True Point of Beginning,

County of Adams,
State of Colorado.


PARCEL 5:

A parcel of land in the Southeast quarter of the Northwest quarter of Section 27, Township 2 South, Range 68 West of the 6th P.M., more particularly described as follows:

From the Southeast corner of said Northwest quarter of Section 27 Westerly along the South line of said Northwest quarter, a distance of 610.50 feet; thence Northerly and parallel to the East line of said Northwest quarter, a distance of
30.00 feet to the True Point of Beginning; thence continuing along the preceding course, a distance of 270.00 feet; thence Westerly and parallel to the South line of said Northwest quarter, a distance of 199.50 feet; thence Southerly and parallel to the East line of said Northwest quarter, a distance of 145.00 feet; thence Easterly and parallel to the South line of said Northwest quarter, a distance of 100.00 feet; thence Southerly and parallel to the East line of said Northwest quarter, a distance of 125.00 feet; thence Easterly parallel to the South line of said Northeast quarter, a distance of 99.50 feet to the True Point of Beginning;

EXCEPT the Southerly 20 feet thereof as conveyed to the County of Adams by deed recorded March 2, 1967 in Book 1348 at Page 396.

BUT TOGETHER WITH an easement for ingress and egress and for parking and other purposes on and over the North 12 feet of said excepted South 20 feet.

County of Adams,
State of Colorado.


PARCEL 6:

Lot 2,
STRIDER SUBDIVISION,

County of Adams,
State of Colorado.

PARCEL 7:

Lot 1,
STRIDER SUBDIVISION,

County of Adams,
State of Colorado.

                                    EXHIBIT B
                                       TO
            DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT

                                (Existing Leases)


         1. Lease dated December 18, 1972, from Gladys Kamm, as lessor, to Burger King Corporation, as lessee.

         2. Lease dated August 12, 1993, from DiAnnie Properties, Inc., as lessor, to Billie Rynnig, as lessee.

                                    EXHIBIT C
                                       TO
            DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT

                (Liens Expressly Permitted by this Deed of Trust)


[NOTE: EXCEPT AS OTHERWISE INDICATED, ALL REFERENCES TO RECORDING INFORMATION RELATE TO THE RECORDS OF THE CLERK AND RECORDER OF ADAMS COUNTY, COLORADO.]

         1. General taxes and assessments for 1995, payable in 1996.

         2. Patent reservations contained in United States Patent recorded March 7, 1892 in Patent Volume 12, Page 388-399, in the records of the Bureau of Land Management of the United States Department of the Interior.

         3. Mineral reservations created by instrument recorded March 12, 1883 in Book A7 at Page 305.

         4. Easements and notes shown on the recorded subdivision plat for Strider Subdivision, and easements created by instruments recorded June 3, 1963 in Book 1070 at Page 464; April 28, 1972 in Book 1793 at Page 352; June 28, 1972 in Book 1804 at Page 308; August 20, 1974 in Book 1948 at Page 898; July 18, 1980 in Book 2473 at Page 886; August 14, 1981 in Book 2579 at Pages 319, 324, 329, 334, 339, 344, 349, 354, 359, 364, 369, 374, 379, 384, 389 and 394; April
15, 1988 in Book 3436 at Page 462; March 10, 1993 in Book 4036 at Page 950; and October 18, 1994 in Book 4408 at Page 889.

         5. Agreement recorded May 30, 1979 in Book 2351 at Page 4.

         6. Possible right-of-way in favor of the City of Thornton, Colorado, as evidenced by the dirt road shown on the survey prepared by Robinson/Dalton Consulting, Inc. dated March 16, 1995, Job No. A2685ALT1.

         7. Rights, if any, of third parties with respect to the existing flood channel across the northerly portion of the Property, as shown on the survey prepared by Robinson/Dalton Consulting, Inc. dated March 16, 1995, Job No. A2685ALT1.

         8. The leases and tenancies listed in EXHIBIT B preceding this EXHIBIT
C.

RECORDING REQUESTED BY AND                            FOR RECORDER'S USE ONLY:
WHEN RECORDED RETURN TO:


DAVIS, GRAHAM & STUBBS, L.L.C.
P.O. Box 185
Denver, CO  80201-0185
Attn:  Charles D. Calvin

------------------------------------------------------------------------------



            DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT







                                      FROM







                           ULTIMATE ELECTRONICS, INC.







                TO THE PUBLIC TRUSTEE FOR THE USE AND BENEFIT OF







                       COLORADO NATIONAL BANK, AS TRUSTEE







                                 MARCH 23, 1995


------------------------------------------------------------------------------

                               TABLE OF CONTENTS


SECTION                                                                   PAGE
--------------------------------------------------------------------------------


                                   ARTICLE 1
                        PARTIES, PROPERTY AND DEFINITIONS..................  1

  1.1 Grantor..............................................................  1
  1.2 Beneficiary..........................................................  1
  1.3 Trustee..............................................................  1
  1.4 Bonds................................................................  1
  1.5 Indenture............................................................  1
  1.6 Property.............................................................  2
  1.7 Chattels.............................................................  3
  1.8 Intangible Personalty................................................  3
  1.9 Leases...............................................................  3
 1.10 Bond Documents.......................................................  3
 1.11 Default..............................................................  3
 1.12 Event of Default.....................................................  3
 1.13 Environmental Law....................................................  3
 1.14 Regulated Substance..................................................  4
 1.15 Person...............................................................  4
 1.16 Secured Obligations..................................................  4
 1.17 Restoration Collateral Account.......................................  4


                                    ARTICLE 2
                                GRANTING CLAUSE ............................ 4


  2.1 Grant to Trustee.....................................................  4
  2.2 Security Interest to Beneficiary.....................................  4


                                    ARTICLE 3
                   GRANTOR'S WARRANTIES AND REPRESENTATIONS................  5

  3.1 Warranty of Title....................................................  5
  3.2 Ownership and Status of Leases.......................................  5
  3.3 Grantor's Power and Authority........................................  5
  3.4 No Regulated Substances..............................................  5


                                       (i)

SECTION                                                                   PAGE
--------------------------------------------------------------------------------


                                    ARTICLE 4
                        GRANTOR'S AFFIRMATIVE COVENANTS....................  6


  4.1 Payments under Indenture.............................................  6
  4.2 Performance of Other Obligations.....................................  6
  4.3 Payment of Taxes.....................................................  6
  4.4 Maintenance of Insurance.............................................  7
  4.5 Payment of Utilities.................................................  9
  4.6 Maintenance and Repair of Property and Chattels......................  9
  4.7 Compliance with Laws.................................................  9
  4.8 Eminent Domain or Private Damage.....................................  9
  4.9 Mechanics' Liens..................................................... 10
 4.10 Environmental Claims................................................. 10
 4.11 Defense of Actions................................................... 10
 4.12 Further Assurances................................................... 11


                                    ARTICLE 5
                         GRANTOR'S NEGATIVE COVENANTS...................... 11

  5.1 Waste................................................................ 11
  5.2 Additional Tax Burden................................................ 11
  5.3 Use of Regulated Substances.......................................... 11
  5.4 Transfer of Property................................................. 11
  5.5 Transfer or Removal of Chattels...................................... 11
  5.6 Change of Name....................................................... 11
  5.7 Improper Use of Property or Chattels................................. 12


                                    ARTICLE 6
                        ASSIGNMENT OF LEASES AND RENTS..................... 12

  6.1 Assignment of Leases................................................. 12
  6.2 Assignment of Rents and Other Income................................. 12
  6.3 Beneficiary's Right of Possession.................................... 12
  6.4 Revocable Waiver of Beneficiary's Rights............................. 12
  6.5 Direction to Lessees................................................. 13
  6.6 Limitation on Beneficiary's Duties; Indemnification.................. 13
  6.7 Reassignment by Beneficiary.......................................... 13


                                      (ii)

SECTION                                                                   PAGE
--------------------------------------------------------------------------------


                                    ARTICLE 7
                                EVENTS OF DEFAULT.......................... 13

  7.1 Indenture Event of Default........................................... 13


                                    ARTICLE 8
                            BENEFICIARY'S REMEDIES......................... 13

  8.1 Performance of Defaulted Obligations................................. 13
  8.2 Specific Performance and Injunctive Relief........................... 14
  8.3 Acceleration of Secured Obligations.................................. 14
  8.4 Suit for Monetary Relief............................................. 14
  8.5 Possession of Property............................................... 14
  8.6 Enforcement of Security Interests.................................... 14
  8.7 Foreclosure Against Property......................................... 14
  8.8 Appointment of Receiver.............................................. 15


                                    ARTICLE 9
                           MISCELLANEOUS PROVISIONS........................ 16

  9.1 Replacement of Trustee............................................... 16
  9.2 Cooperation with Development and Leasing............................. 17
  9.3 Time of the Essence.................................................. 18
  9.4 Forbearance Not a Waiver; Rights and Remedies Cumulative............. 18
  9.5 No Implied Waivers................................................... 18
  9.6 Dealings with Successor Owners....................................... 19
  9.7 No Third Party Rights................................................ 19
  9.8 Preservation of Liability and Priority............................... 19
  9.9 Subrogation of Beneficiary........................................... 19
 9.10 Notices.............................................................. 19
 9.11 Fixture Filing....................................................... 20
 9.12 Defeasance........................................................... 20
 9.13 Severability......................................................... 20


                                    (iii)

                                   EXHIBIT C

                 CONDITIONAL ASSIGNMENT OF CONSTRUCTION CONTRACT


            This Assignment is made this day of , 1995, by and between ULTIMATE ELECTRONICS, INC., a Delaware corporation ("Borrower"), and COLORADO NATIONAL BANK, a national banking association, as Trustee under the Indenture, as defined below ("Lender").

                                    Recitals

            Borrower and Lender have entered into an Indenture dated as of March 23, 1995 (the "Indenture"), pursuant to which Borrower has issued 10.25% First Mortgage Bonds in the principal amount of $13,000,000 (the "Bonds"). Capitalized terms used but not defined in this Assignment have the meanings given those terms in the Indenture. A portion of the proceeds of the Bonds is to be used to finance construction of certain improvements (the "Project") on real estate located in Adams County, Colorado and owned by Borrower.

            To secure payment of Borrower's obligations under the Indenture and the Bonds, Borrower has executed and delivered to Lender a Deed of Trust, Assignment of Rents and Security Agreement dated as of March 23, 1995 (as amended, the "Deed of Trust") covering certain property which, among other things, includes the real estate upon which the Project is to be constructed (the "Real Estate") and the buildings, improvements, fixtures and certain personal property now or hereafter located thereon.

            Lender has required the execution hereof as additional security for the Bonds and related obligations of Borrower to Lender.

            ACCORDINGLY, in consideration of the foregoing, Borrower hereby assigns to Lender all of Borrower's right, title and interest in and to that certain design-build agreement dated as of , 1995 between Borrower and Saunders Construction, Inc. ("Contractor") for the design and construction of the Project (referred to, as it may be amended from time to time, as the "Contract").

            Borrower agrees that Lender does not assume any of the obligations or duties of Borrower under or with respect to the Contract as a result of this assignment.

            Borrower represents and warrants that Borrower has made no prior assignment of the Contract, that the Contract is a valid contract between Borrower and Contractor and that Borrower is not aware of any material default under the Contract by either party thereto. Borrower agrees not to assign, sell, pledge, mortgage or otherwise transfer or encumber its interest in the Contract so long as this Assignment is in effect.

            This is a present assignment, provided that Lender shall have no right under this Assignment to enforce any provision of the Contract unless and until an Event of Default has occurred under the Indenture and Lender has either taken possession of the Real Estate or caused a receiver to be appointed for the Real Estate or the Project by a court of competent jurisdiction. Upon the occurrence of such conditions and during the continuance of any such Event of Default, Lender may, without affecting any of its rights or remedies against Borrower under any other instrument, document or agreement, exercise its rights under this Assignment in any manner permitted by law, and in addition, Lender shall have the right to exercise and enforce any or all rights and remedies available after default to a secured party under the Uniform Commercial Code, as adopted in the State of Colorado. If notice to Borrower of any intended disposition of the collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given at least ten days prior to the date of intended disposition or other action.

            Borrower agrees to pay all costs and expenses (including without limitation reasonable attorneys' fees) that Lender may reasonably incur in exercising any of its rights under this Assignment.

            Subject to the aforesaid limitation on further assignment by Borrower, this Assignment shall be binding upon Borrower, its assigns and successors, and shall inure to the benefit of Lender and Lender's successors in trust under the Indenture.

            This Agreement can be waived, modified, amended, terminated or discharged only explicitly in a writing signed by Lender. A waiver signed by Lender shall be effective only in a specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of Lender's rights or remedies hereunder. All rights and remedies of Lender shall be cumulative and may be exercised singularly or concurrently, at Lender's option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.

            IN WITNESS WHEREOF, Borrower has executed this Assignment as of the day and year first above written.

                                       ULTIMATE ELECTRONICS, INC., a
                                         Delaware corporation



                                       By:
                                          ------------------------------------
                                          Its:

                     CONTRACTOR'S ACKNOWLEDGMENT AND CONSENT


      The undersigned Contractor hereby consents to the above Assignment and acknowledges and agrees with Lender as follows:

      1. The Contract is in full force and effect and has not been modified; Contractor has not assigned any interest in the Contract or consented to any prior assignment by Borrower; and to Contractor's knowledge no event has occurred or failed to occur that is a default thereunder or, but for the passage of time and/or the giving of notice, would be a default thereunder.

      2. Upon the occurrence of an Event of Default under the Indenture, Contractor shall, at the request of Lender or any receiver appointed for the Real Estate or the Project, continue performance of the Contract on behalf of the receiver or Lender, as applicable, under the Contract in accordance with the terms thereof, provided that Contractor shall be reimbursed in accordance with the Contract for all work, labor and materials rendered pursuant to the terms of the Contract.

      3. Contractor will give Lender prompt written notice of any default by Borrower under the Contract and will not terminate the Contract on account of any default of Borrower without providing Lender written notice of such default and thirty days to cure the default. In the event that Lender elects to complete the Project under the Contract, Contractor agrees not to terminate the Contract so long as all monetary defaults of Borrower are cured by Lender within said 30-day period. However, unless Lender elects to enforce the Contract against Contractor, nothing herein shall require Lender to cure any default of Borrower under the Contract.

          Dated as of the ____ day of ______________, 1995.

                                       SAUNDERS CONSTRUCTION, INC.



                                       By:
                                          -------------------------------------
                                          Its:

                                   EXHIBIT D

                                    EXHIBIT D


                  LEGAL DESCRIPTION OF "MILLER TRUST" PROPERTY


A tract of land located in the Northwest 1/4 of Section 27, Township 2 South, Range 68 West of the 6th P.M., described as follows:

Beginning 810.00 feet West and 30.00 feet North of the Southeast corner of the Northwest 1/4 of Section 27, Township 2 South, Range 68 West of the 6th P.M.; thence North a distance of 125.00 feet; thence East a distance of 100.00 feet; thence South a distance of 125.00 feet; thence West a distance of 100.00 feet to the point of beginning, EXCEPT the South 20.00 feet thereof, and

EXCEPT any portion thereof lying within the East 84th Avenue Right of Way,

County of Adams,
State of Colorado.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------







                           ULTIMATE ELECTRONICS, INC.

                                     Issuer

                                   $13,000,000

                           10.25% First Mortgage Bonds


                              due January 31, 2005

                 -----------------------------------------------



                                    INDENTURE

                           Dated as of March 23, 1995

                 -----------------------------------------------








                 -----------------------------------------------


                             COLORADO NATIONAL BANK

                 -----------------------------------------------


                                     Trustee








--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE*

Trust Indenture
  Act Section                                              Indenture Section

310(a)(1)...................................................     7.10
   (a)(2)...................................................     7.10
   (a)(3)...................................................     N.A.
   (a)(4)...................................................     N.A.
   (a)(5)...................................................     7.10
   (b)......................................................2.13;7.08;7.10
   (c)......................................................     N.A.
311(a)......................................................     7.11
   (b)......................................................     7.11
   (c)......................................................     N.A.
312(a)......................................................     2.05
   (b)......................................................    12.03
   (c)......................................................    12.03
313(a)......................................................     7.06
   (b)(1)...................................................     7.06
   (b)(2)...................................................     7.06
   (c)......................................................7.06;12.02
   (d)......................................................     7.06
314(a)......................................................4.03;12.02
   (a)(4)...................................................4.03;12.05
   (b)......................................................    10.02
   (c)(1)...................................................    12.04
   (c)(2)...................................................    12.04
   (c)(3)...................................................     N.A.
   (d)......................................................    10.04
   (e)......................................................    12.05
   (f)......................................................     N.A.
315(a)......................................................  7.01(2)
   (b)......................................................7.05;12.02
   (c)......................................................     7.01
   (d)......................................................  7.01(3)
   (e)......................................................6.11;7.08
316(a)(last sentence).......................................2.09;2.13
   (a)(1)(A)................................................     6.05
   (a)(1)(B)................................................     6.04
   (a)(2)...................................................     N.A.
   (b)......................................................     6.07
   (c)......................................................     9.04
317(a)(1)...................................................     6.08
   (a)(2)...................................................     6.09
   (b)......................................................     2.04
318(a)......................................................    12.01
   (b)......................................................     N.A.
   (c)......................................................    12.01

N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS


                                                                                          PAGE


                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                         BY REFERENCE
  Section 1.01    Definitions..............................................................  1
  Section 1.02.   Other Definitions........................................................  7
  Section 1.03.   Incorporation by Reference of Trust Indenture Act........................  8
  Section 1.04.   Rules of Construction....................................................  8

                                    ARTICLE 2
                                 THE SECURITIES

  Section 2.01.   Form and Dating..........................................................  9
  Section 2.02.   Execution and Authentication.............................................  9
  Section 2.03.   Registrar and Paying Agent............................................... 10
  Section 2.04.   Paying Agent to Hold Money in Trust...................................... 10
  Section 2.05.   Holder Lists............................................................. 10
  Section 2.06.   Transfer and Exchange.................................................... 10
  Section 2.07.   Replacement Securities................................................... 11
  Section 2.08.   Outstanding Securities................................................... 11
  Section 2.09.   Treasury Securities...................................................... 12
  Section 2.10.   Temporary Securities..................................................... 12
  Section 2.11.   Cancellation............................................................. 12
  Section 2.12.   Defaulted Interest....................................................... 12
  Section 2.13.   Record Date.............................................................. 13

                                    ARTICLE 3
                       REDEMPTIONS AND OFFERS TO PURCHASE

  Section 3.01.   Notices to Trustee....................................................... 13
  Section 3.02.   Selection of Securities to Be Redeemed or Purchased...................... 13
  Section 3.03.   Notice of Redemption..................................................... 14
  Section 3.04.   Effect of Notice of Redemption........................................... 14
  Section 3.05.   Deposit of Redemption Price.............................................. 15
  Section 3.06.   Securities Redeemed in Part.............................................. 15
  Section 3.07.   Optional Redemption...................................................... 15
  Section 3.08.   Mandatory Redemption..................................................... 15

                                    ARTICLE 4
                                    COVENANTS

  Section 4.01.   Payment of Securities.................................................... 16
  Section 4.02.   Maintenance of Office or Agency.......................................... 16
  Section 4.03.   Reports.................................................................. 17
  Section 4.04.   Compliance Certificate................................................... 17
  Section 4.05.   Taxes.................................................................... 18


                                       -i-




                                                                                          PAGE


  Section 4.06.   [Intentionally Deleted].................................................. 18
  Section 4.07.   Limitation on Restricted Payments........................................ 18
  Section 4.08.   Limitation on Additional Funded Indebtedness............................. 20
  Section 4.09.   Limitation on Transactions With Affiliates............................... 20
  Section 4.10.   Limitation on Liens...................................................... 20
  Section 4.11.   Change of Control........................................................ 20
  Section 4.12.   Payments for Consent..................................................... 21
  Section 4.13.   Maintenance of Insurance................................................. 21
  Section 4.14.   Collateral Documents..................................................... 22
  Section 4.15.   Assignment of Construction Contracts; Lien on Additional Property; Further
                  Assurances............................................................... 22
  Section 4.16.   Maintenance of Properties and Corporate Existence........................ 23
  Section 4.17.   Construction............................................................. 23

                                    ARTICLE 5
                                   SUCCESSORS

  Section 5.01.   When the Company May Merge, etc.......................................... 24
  Section 5.02.   Successor Substituted.................................................... 24

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

  Section 6.01.   Events of Default........................................................ 25
  Section 6.02.   Acceleration............................................................. 26
  Section 6.03.   Other Remedies........................................................... 27
  Section 6.04.   Waiver of Past Defaults.................................................. 27
  Section 6.05.   Control by Majority...................................................... 27
  Section 6.06.   Limitation on Suits...................................................... 27
  Section 6.07.   Rights of Holders to Receive Payment..................................... 28
  Section 6.08.   Collection Suit by Trustee............................................... 28
  Section 6.09.   Trustee May File Proofs of Claim......................................... 28
  Section 6.10.   Priorities............................................................... 29
  Section 6.11.   Undertaking for Costs.................................................... 29

                                    ARTICLE 7
                                     TRUSTEE

  Section 7.01.   Duties of Trustee........................................................ 29
  Section 7.02.   Rights of Trustee........................................................ 30
  Section 7.03.   Individual Rights of Trustee............................................. 31
  Section 7.04.   Trustee's Disclaimer..................................................... 31
  Section 7.05.   Notice of Defaults....................................................... 31
  Section 7.06.   Reports by Trustee to Holders............................................ 31
  Section 7.07.   Compensation and Indemnity............................................... 31
  Section 7.08.   Replacement of Trustee................................................... 32
  Section 7.09.   Successor Trustee by Merger, etc......................................... 33
  Section 7.10.   Eligibility; Disqualification............................................ 33
  Section 7.11.   Preferential Collection of Claims Against the Company.................... 33


                                      -ii-




                                                                                          PAGE


                                    ARTICLE 8
                      DISCHARGE OF INDENTURE AND DEFEASANCE

  Section 8.01.   Termination of Company's Obligations..................................... 34
  Section 8.02.   Conditions to Defeasance................................................. 35
  Section 8.03.   Application of Trust Money............................................... 36
  Section 8.04.   Repayment to Company..................................................... 36
  Section 8.05.   Reinstatement............................................................ 36

                                    ARTICLE 9
                                   AMENDMENTS

  Section 9.01.   Without Consent of Holders............................................... 37
  Section 9.02.   With Consent of Holders.................................................. 37
  Section 9.03.   Compliance with Trust Indenture Act...................................... 38
  Section 9.04.   Revocation and Effect of Consents........................................ 39
  Section 9.05.   Notation on or Exchange of Securities.................................... 39
  Section 9.06.   Trustee to Sign Amendments, etc.......................................... 39

                                   ARTICLE 10
                             COLLATERAL AND SECURITY

  Section 10.01.  Collateral and Security.................................................. 39
  Section 10.02.  Recording, Etc. ......................................................... 40
  Section 10.03.  Protection of the Trust Estate........................................... 40
  Section 10.04.  Release of Lien.......................................................... 41
  Section 10.05.  Authorization of Actions to Be Taken by the Trustee Under the Collateral
                  Documents. .............................................................. 41
  Section 10.06.  Authorization of Receipt of Funds by the Trustee Under the Collateral
                  Documents. .............................................................. 41

                                   ARTICLE 11
                        DISBURSEMENTS OF CASH COLLATERAL

  Section 11.01.  Cash Collateral Account and Restoration Collateral Account............... 42
  Section 11.02   Disbursements of Bond Proceeds........................................... 42
  Section 11.03   Disbursement of Insurance or Condemnation Proceeds....................... 44
  Section 11.04   Completion of the Project................................................ 44
  Section 11.05   Completion of Restoration................................................ 45
  Section 11.06   Duties of the Collateral Agent........................................... 45

                                   ARTICLE 12
                                  MISCELLANEOUS

  Section 12.01.  Trust Indenture Act Controls............................................. 46
  Section 12.02.  Notices.................................................................. 46
  Section 12.03.  Communication by Holders with Other Holders.............................. 47
  Section 12.04.  Certificate and Opinion as to Conditions Precedent....................... 47
  Section 12.05.  Statements Required in Certificate or Opinion............................ 47


                                      -iii-




                                                                                          PAGE

  Section 12.06.  Rules by Trustee and Agents.............................................. 48
  Section 12.07.  Legal Holidays........................................................... 48
  Section 12.08.  Recourse Against Others.................................................. 48
  Section 12.09.  Governing Law............................................................ 48
  Section 12.10.  No Adverse Interpretation of Other Agreements............................ 48
  Section 12.11.  Successors............................................................... 48
  Section 12.12.  Severability............................................................. 48
  Section 12.13.  Counterpart Originals; Colorado Counterpart.............................. 49
  Section 12.14.  Table of Contents, Headings, etc......................................... 49

  SIGNATURES............................................................................... 50


                                    EXHIBITS

  Exhibit A       Form of First Mortgage Bond
  Exhibit B       Form of Deed of Trust
  Exhibit C       Form of Conditional Assignment of Construction Contract
  Exhibit D       Description of Miller Trust Property


                                      -iv-